UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

WELLCARE HEALTH PLANS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 annual meeting of shareholders of WellCare Health Plans, Inc. to be held on June 15, 2005, at 10:00 a.m. local time, at our corporate headquarters located at 8735 Henderson Road, Tampa, Florida 33634 in the Renaissance Centre building.

At the meeting you will be asked to: (a) elect three class I directors to serve until the 2008 annual meeting; (b) approve the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan; and (c) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2005.

The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at the annual meeting.

It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date your proxy card and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed in your proxy. However, if you hold your shares in a brokerage account (“street name”), you will need to provide a proxy from the institution that holds your shares reflecting stock ownership as of the record date to be able to vote by ballot at the meeting.

We look forward to seeing you at the meeting.

IF YOU PLAN TO ATTEND THE MEETING:

Registration and seating will begin at 10:00 a.m. local time on June 15, 2005. Shareholders and their guests will be asked to sign-in and may be asked to present valid picture identification. Shareholders holding stock in street name will need to obtain a proxy from the institution that holds their shares to evidence stock ownership as of the record date.

Sincerely,

Todd S. Farha
President and Chief Executive Officer

WELLCARE HEALTH PLANS, INC.

8735 Henderson Road

Renaissance Two

Tampa, Florida 33634

Notice of Annual Meeting of Shareholders

TIME AND DATE	10:00 a.m. local time on June 15, 2005

PLACE	8735 Henderson Road Renaissance Centre Tampa, Florida 33634

PURPOSE

a.      To elect three class I members of the board of directors to serve for three-year terms;

b.      To approve the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan;

c.      To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2005; and

d.      To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on April 20, 2005.

PROXY VOTING	It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you. Please refer to your proxy card to determine if these options are available to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Thaddeus Bereday
Secretary

Tampa, Florida

April 28, 2005

WELLCARE HEALTH PLANS, INC.

8735 Henderson Road

Renaissance Two

Tampa, Florida 33634

Proxy Statement for Annual Meeting

To Be Held June 15, 2005

INTRODUCTION

This proxy statement is being furnished to shareholders of WellCare Health Plans, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on June 15, 2005, at 10:00 a.m., local time, at our corporate headquarters located at 8735 Henderson Road, Tampa, Florida 33634 in the Renaissance Centre building, and any adjournment or postponement of the meeting. This proxy statement is dated April 28, 2005, and is first being mailed to shareholders along with the related form of proxy on or about April 29, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to consider and vote upon three proposals: (a) to elect three directors to serve as class I directors until the 2008 annual meeting; (b) to approve the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan; and (c) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2005. In addition, management will report on our performance and respond to your questions.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on April 20, 2005, the date our board of directors fixed as the record date for determining holders of issued and outstanding shares of our common stock, par value $.01 per share, are entitled to notice of and to vote at the annual meeting.

What constitutes a quorum and why is one required?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of our common stock issued and outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. A quorum is required by law for any action to be taken at the annual meeting. As of the record date, there were 38,774,192 shares of common stock issued and outstanding.

Abstentions and broker non-votes are counted for purposes of determining the number of shares considered to be present or represented at the meeting. A broker non-vote occurs when a broker nominee, holding shares in street name for the beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote.

How do I vote?

If you complete and properly sign and return the accompanying proxy card in time for the meeting, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If your shares are held by a broker in street name and you wish to vote at the meeting in person or by proxy, you must obtain a proxy from your broker to evidence your ownership and voting rights.

How many votes do I have?

Each share of common stock is entitled to one vote. The enclosed proxy card shows the number of shares of common stock that you are entitled to vote.

Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors; (b) FOR the approval of the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan; (c) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2005; and (d) otherwise in the discretion of the proxy holders as to any other matter that may come before the annual meeting.

Can I change my vote?

Any shareholder who has given a proxy has the power to revoke such proxy at any time before it is voted either: (a) by filing a written revocation or a duly executed proxy bearing a later date with Thaddeus Bereday, our secretary, at WellCare Health Plans, Inc., 8735 Henderson Road, Renaissance Two, Tampa, Florida 33634; (b) by appearing at the annual meeting and voting in person; or (c) by casting another vote in the same manner as the original vote was cast. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

How will my votes be counted?

One or more inspectors of election appointed by our board of directors will count and tabulate all votes at the annual meeting.

What vote is required to approve each proposal?

Election of Three Directors. The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three directors whose terms of office expire at the annual meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and, accordingly, will have no affect on the outcome of the vote.

Approval of 2005 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote thereon, present and voting, in person or represented by proxy at the annual meeting, is required to approve this proposal. Abstentions and broker non-votes will not be treated as voting on this proposal and, accordingly, will have no affect on the outcome of the vote.

Ratification of Appointment of Independent Registered Accounting Firm. The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote thereon, present and voting, in person or represented by proxy at the annual meeting, is required to approve this proposal. Abstentions and broker non-votes will not be treated as voting on this proposal and, accordingly, will have no affect on the outcome of the vote.

We will post the results of the voting on our Internet site at www.wellcare.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of your stock?

The table below sets forth certain information regarding beneficial owners known to us as of April 25, 2005 of more than 5% of our outstanding shares of common stock.

	Ownership
Name and Address	Common Stock	Percent
TowerBrook Investors, L.P.(1) 888 Seventh Avenue, 33rd Floor New York, NY 10106	16,733,784	43.2%

Waddell & Reed, Inc., et al.(2) 6300 Lamar Avenue Overland Park, KS 66202	2,707,850	7.0%

(1)	This information is furnished in reliance on the Schedule 13D filed by TowerBrook Investors L.P. (f/k/a Soros Private Equity Investors LP) (“TBI”) with the Securities and Exchange Commission on April 25, 2005. TBI is a Delaware limited partnership. Its general partner is TCP General Partner L.P. (f/k/a SPEP General Partner LP), a Delaware limited partnership (“TCP GP”). An investment committee of TCP GP exercises exclusive decision-making authority with regard to the acquisition and disposition of, and voting power with respect to, investments by TBI. TCP GP’s general partner is TowerBrook Capital Partners LLC, a Delaware limited liability company, whose controlling members are Neal Moszkowski and Ramez Sousou, who in such capacity may be deemed to have shared voting and dispositive power over securities held for the account of TBI. Each of Mr. Moszkowski and Mr. Sousou disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The ownership percentage is based on the number of shares of our common stock outstanding as of April 25, 2005.
(2)	This disclosure is based upon a Schedule 13G filed by Waddell & Reed, Inc. (“WRI”) and other affiliated entities on February 8, 2005. WRI and the other affiliated entities reported that the securities are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Ivy Investment Company (“WRIICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of WRI. WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant WRIICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant WRIICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. The ownership percentage is based on the number of shares of our common stock outstanding as of April 25, 2005.

How much stock do your executive officers and directors own?

The following table sets forth certain information with regard to the beneficial ownership of our common stock as of the close of business on April 25, 2005 by: (a) each director; (b) each of the current executive officers named in the Summary Compensation Table; and (c) all directors and executive officers (including five executive officers who were not named in the Summary Compensation Table) as a group.

Name	Common Stock	Percent
Todd S. Farha	1,511,438	3.9%

Regina Herzlinger	47,331	*

Kevin Hickey	47,397	*

Alif Hourani	47,331	*

Glen R. Johnson	17,694	*

Ruben Jose King-Shaw, Jr.	55,462	*

Christian P. Michalik(1)	30,291	*

Neal Moszkowski	16,733,784	43.2%

Jane Swift	—	*

Paul Behrens	455,628	1.2%

Imtiaz (“MT”) Sattaur	39,439	*

Heath Schiesser	442,305	1.1%

Rupesh Shah	430,543	1.1%

All Directors and Executive Officers as a Group (18 persons)	20,265,126	52.0%

*	Less than one percent.
(1)	Represents shares held by TowerBrook Investors L.P. Mr. Moszkowski disclaims any beneficial ownership in such shares except to the extent of any pecuniary interest therein. See footnote (1) under “Who are the largest owners of your stock?” in the preceding table.

How is beneficial ownership determined?

For purposes of the preceding table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common stock that such person or group has the right to acquire within 60 days after April 20, 2005. For purposes of computing the percentage of outstanding common stock beneficially owned by each person named above, any shares that such person has the right to acquire within 60 days after April 20, 2005 are deemed outstanding but such shares are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, the person has sole voting and dispositive power with respect to all of the shares of common stock shown as beneficially owned, subject to community property laws, where applicable. The table below provides additional detail regarding management’s securities ownership:

	Included					Excluded
	Direct Ownership		Indirect Ownership	Vested Stock Options	Stock Options which Vest within 60 Days	Stock Options which Vest in More than 60 Days(1)
Name	Common Stock	Unvested Common Stock
Todd S. Farha	1,265,705	220,323	—	22,022	3,388	55,905

Regina Herzlinger	6,093	41,238	—	—	—	10,000

Kevin Hickey	13,716	33,681	—	—	—	5,000

Alif Hourani	6,093	41,238	—	—	—	5,000

Glen R. Johnson	4,989	—	—	11,011	1,694	32,952

Ruben Jose King- Shaw, Jr.	6,093	41,238	—	8,131	—	5,000

Christian P. Michalik	10,810	—	—	17,787	1,694	26,176

Neal Moszkowski(2)	—	—	16,733,784	—	—	—

Jane Swift	—	—	—	—	—	25,000

Paul Behrens	147,405	305,682	—	2,202	339	5,590

Imtiaz (“MT”) Sattaur	1,074	5,840	—	28,460	4,065	105,053

Heath Schiesser	271,597	168,168	—	2,202	338	5,591

Rupesh Shah(3)	7,441	2,400	314,065	98,456	8,181	89,730

All Directors and Executive Officers as a Group (18 persons)	1,943,378	1,053,765	17,047,849	199,080	21,054	593,359

(1)	Stock options which vest in more than 60 days are not included in each executive officer’s and director’s beneficial ownership in the preceding table.
(2)	Mr. Moszkowksi’s indirect ownership consists of 16,733,784 shares held by TowerBrook Capital Partners LP as described above. Mr. Moszkowski disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.
(3)	Mr. Shah’s indirect ownership includes: (a) 7,000 shares held by his wife; (b) 100,333 shares held by a trust for the benefit of Mr. Shah and his wife; (c) 22,051 shares held by a trust for the benefit of Mr. Shah’s daughter; (d) 22,051 shares held by a trust for the benefit of Mr. Shah’s other daughter; and (e) 162,630 shares held by a grantor retained annuity trust. Mr. Shah disclaims beneficial ownership of these shares.

What securities are authorized for issuance under your equity compensation plans?

The following table includes the specified information as of December 31, 2004 for all of our equity compensation plans which have been approved by our shareholders and all of our equity compensation plans which have not been approved by shareholders.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,265,895	$13.70	3,851,466	(2)

Equity compensation plans not approved by security holders(3)	1,862,138	$6.25	—

Total	6,128,033	$13.12	4,239,180

(1)	Equity compensation plans approved by our shareholders include the WellCare Holdings, LLC 2002 Senior Executive Equity Plan (the “2002 Senior Executive Plan”), the WellCare Holdings, LLC 2002 Employee Option Plan (the “2002 Employee Plan”) and the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “2004 Equity Plan”). These plans were approved by our shareholders prior to our initial public offering in July 2004. As of December 31, 2004, there were (i) no shares reserved for future issuance under either the 2002 Senior Executive Plan or the 2002 Employee Plan and (ii) 3,851,466 shares reserved for future issuance under the 2004 Equity Plan.
(2)	The total number of shares of common stock subject to the granting of awards under our 2004 Equity Plan may be increased on January 1 of each year, commencing on January 1, 2005 and ending on January 1, 2013, in an amount equal to the lesser of 3% of the number of shares of common stock outstanding on each such date, 1,200,000 shares, or such lesser amount determined by our board of directors. There was no increase in shares of common stock under our 2004 Equity Plan for 2005. In addition to options, shares may be issued in restricted stock awards, performance awards and other stock-based awards under the 2004 Equity Plan.
(3)	Equity compensation plans not approved by our shareholders include an aggregate of 18 stock option agreements (the “Non-Plan Grants”) entered into with individuals prior to our initial public offering, on materially similar terms as the options granted under the 2002 Employee Plan that was approved by our shareholders (which Plan is described in the notes to our consolidated and combined financial statements). Fifteen of the Non-Plan Grants, exercisable for an aggregate of 100,830 shares of common stock, were issued to individuals other than our directors or executive officers. The weighted average exercise price of those 15 outstanding options is $5.27 per share. The vesting schedule of those 15 Non-Plan Grants is as follows: (a) six options, exercisable for an aggregate of 60,985 shares, vested as to 25% after one year, and as to 2.083% upon the end of each full calendar month thereafter, (b) one option, exercisable for 12,197 shares, vested in full on the later of December 31, 2003 or the completion of the optionee’s consulting engagement, (c) two options, exercisable for an aggregate of 10,165 shares, vested in full on the grant date, and (d) six options, exercisable for an aggregate of 17,483 shares, vest as to 4.167% upon the end of each full calendar month following the grant date. In November 2004, our board of directors determined to fully accelerate the vesting of five out of the six option grants listed in both subsections (a) and (c) above. The remaining three Non-Plan Grants were issued to our directors, as follows:
•	On December 31, 2003, Mr. Michalik was granted options to purchase 40,657 shares at a per share exercise price of $6.47. These options expire on December 31, 2013, vested as to 25% of the shares subject thereto on June 30, 2004, and vest as to 2.083% upon the end of each full calendar month thereafter.

•	On February 6, 2004, Dr. Johnson was granted options to purchase 40,657 shares at a per share exercise price of $8.33. These options expire on February 6, 2014, vested as to 25% of the shares subject thereto on February 6, 2005, and vest as to 2.083% upon the end of each full calendar month thereafter.
•	On May 12, 2004, Mr. King-Shaw was granted options to purchase 8,181 shares at a per share exercise price of $6.47. These options expire on May 12, 2014, and originally vested as to 20.833% of the shares subject thereto upon the date of grant, and as to 4.167% of the shares subject thereto upon the end of each full calendar month following the grant date. In November 2004, our board of directors determined to accelerate the vesting of these options in full.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no reports on Form 5 or Form 4 were required for those persons, we believe that all filing requirements applicable to our officers, directors and greater than ten percent shareholders were complied with in 2004, except that one Form 4 for Mr. Sattaur, reporting one transaction, was filed six days late.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

The board of directors has developed and adopted corporate governance guidelines to promote the functioning of the board and its committees. Among other things, the corporate governance guidelines set forth criteria regarding board member selection and qualification, establishment of committees and committee composition, executive sessions, management succession and director compensation. The guidelines also address the board’s expectations of each director in furtherance of the board’s primary responsibility of exercising its business judgment in the best interests of the company. In particular, the guidelines address meeting attendance and participation, other directorships and access to independent advisors. The corporate governance guidelines also require that the board conduct an annual performance evaluation to determine whether it and its committees are functioning effectively. The corporate governance guidelines are attached as Appendix A hereto and are available on our Internet site at www.wellcare.com.

Presiding Director

The board of directors has designated Mr. Moszkowski, our chairman, to preside over executive sessions of our outside (non-management and independent) directors. In addition, Mr. Moszkowski has been designated the presiding director for purposes of receiving communications from interested parties pursuant to the corporate governance principles of the New York Stock Exchange and from shareholders pursuant to rules of the Securities and Exchange Commission. You may express your concerns, whether such concerns relate to accounting-related matters or otherwise, by contacting the presiding director through the communication channels set forth in the section entitled “Communications with Directors” below.

Committees of the Board of Directors

The board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The functions, responsibilities and members of each of the committees are described briefly below. Each of these committees operates pursuant to a charter which is appended to this proxy statement and posted on our Internet site at www.wellcare.com.

Audit Committee: The audit committee of the board of directors appoints, compensates and oversees the engagement and provision of services by our independent registered public accounting firm and pre-approves all audit, audit-related, tax and other services conducted by our independent registered public accounting firm. The audit committee also reviews the plans, results and fees of the audit engagement and any independent issues with our independent registered public accounting firm. The audit committee is also responsible for the oversight of the Trust Program, our corporate ethics and compliance program as more fully described below. The current members of the audit committee are Dr. Herzlinger (chairperson), Ms. Swift and Mr. Michalik. The board has determined that Dr. Herzlinger is our “audit committee financial expert” and has accounting or related financial management expertise. The board has also determined that each of Dr. Herzlinger, Ms. Swift and Mr. Michalik is financially literate. The audit committee charter is attached to this proxy statement as Appendix B and is available on our Internet site at www.wellcare.com.

Compensation Committee: This committee provides oversight and guidance for compensation and benefit programs for our associates, reviews and approves the compensation, including base salary and incentive awards and other significant terms of employment, for members of our senior management and reviews and make recommendations with respect to incentive compensation plans, equity-based plans and board compensation. The committee also reviews and recommends, from time to time, amendments to existing compensation plans and establishment and implementation of new compensation plans. The compensation committee also reviews and approves corporate goals and objectives relevant to our chief executive officer’s compensation, evaluates the chief executive officer’s performance in light of those goals and objectives and has sole authority to determine the chief executive officer’s compensation based on this evaluation. The current members of the compensation committee are Messrs. Moszkowski (chairman), Hickey and Hourani. The compensation committee charter is attached as Appendix C to this proxy statement and is available on our Internet site at www.wellcare.com.

Nominating and Corporate Governance Committee:    The nominating and corporate governance committee is responsible for developing our corporate governance guidelines and for recommending those guidelines to the board for adoption. The committee is also responsible for periodically reviewing the composition of the full board to determine whether additional board members with different qualifications or areas of expertise are needed and making recommendations to the board regarding the size, composition and functions of board committees. The committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by the board and recommends the slate of nominees for director for inclusion in the proxy statement. The committee’s process for selecting nominees to the board is described in more detail under “Nominating Committee Process for Selecting Nominees to the Board” below. The committee is also responsible for conducting the periodic evaluation of the performance of the board and its committees and for considering questions of independence and possible conflicts of interest of members of the board and executive officers. The current members of the nominating and corporate governance committee are Messrs. Moszkowski (chairman), Michalik and Hourani. The nominating and corporate governance committee charter is attached to this proxy statement as Appendix D and is available on our Internet site at www.wellcare.com.

Director Independence

Our corporate governance guidelines provide that a majority of the members of our board of directors must meet the criteria of independence as required by the listing standards of the New York Stock Exchange. In addition, each member of the audit committee, compensation committee and nominating and corporate governance committees must be independent. No director qualifies as independent unless the board determines that the director has no direct or indirect material relationship with the company. The board reviews the independence of its members by requiring that each member complete disclosure and independence questionnaires and by considering all transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries, including those reported under “Certain Relationships and Related Transactions” below. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making independence determination, the board applies the following standards, in addition to any other relevant facts and circumstances:

•	A director, who is, or has been within the last three years, an employee of the company or any subsidiary, or whose immediate family member is, or has been within the last three years, an executive officer of the company, is not independent until three years after the end of such employment relationship;

•	A director who has received, or has an immediate family member who has received, more than $100,000 per year in direct compensation from the company or any subsidiary, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director or an immediate family member, who is a current partner of the firm that is the internal or external auditor of the company or any subsidiary; a director who is a current employee of such a firm; a director who has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning ) practice; or a director or an immediate family member who was, within the last three years (but no longer is) a partner or employee of such a firm and personally worked on the company’s audit within that time, is not independent;

•

A director or an immediate family member who is or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•	A director who, or whose immediate family member, is a current executive office of a company that has made payments to, or received payments from, our company or any of our subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after such payments fall below such threshold.

In addition, the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange impose additional independence and qualification standards on our audit committee members. Under these standards, each audit committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from having any direct or indirect financial relationship with the company, and cannot be an “affiliate” of the company or any subsidiary of the company. The board has determined that each member of the audit committee satisfies these additional standards.

Under the standards set forth above, the board has determined that seven of its members, including each of the members of the audit committee, the compensation committee and the nominating and corporate governance committee, are independent as of the date of this proxy statement. The board determined that Messrs. Hourani, Michalik and Moszkowski, Drs. Johnson and Herzlinger and Ms. Swift are independent based on the fact that none of them has any relationship with us other than as a director and as a holder of our common stock. Additionally, the board considered Mr. Hickey’s prior position as the chief executive officer of IntelliClaim, a company to which we paid $218,675 in 2004. In addition, the board considered that as of January 2005, Mr. Hickey no longer served as an officer or director of IntelliClaim. Based on this review, our board concluded that this relationship fits within our categorical standards of independence and that this relationship does not impair Mr. Hickey’s independence. As a result, our board affirmatively determined that Mr. Hickey is independent.

Number of Meetings and Attendance

During 2004, the board of directors held seven meetings, the audit committee held five meetings, the compensation committee held one meeting and the nominating and corporate governance committee held one meeting. During 2004, each of the incumbent directors attended at least 75% of the meetings of the board of directors and 75% of the meetings of any committees upon which he or she served that occurred while such director was a member of the board and such committees.

The company believes that it is important for and encourages the members of the board of directors to attend annual meetings of shareholders. We have not held an annual shareholders meeting since our initial public offering in July 2004.

Directors’ Compensation

Meeting Fees and Annual Retainers. With the exception of Mr. Moszkowski, we pay each non-employee member of our board an annual director’s fee of $25,000 for attending meetings of the board of directors and committee meetings. Mr. Moszkowski does not receive an annual retainer nor is he paid for his attendance at board or committee meetings. Mr. Farha does not receive any additional compensation for his service as a member of the board of directors.

Stock Options. Upon the closing of the initial public offering in July 2004, we granted to each non-employee member of our board, other than Mr. Moszkowski, an option to purchase 5,000 shares (or, in the case of Dr. Herzlinger, 10,000 shares) of our common stock, vesting over a four-year period, at a per share exercise price of $17.00. Upon Ms. Swift’s appointment to the board in November 2004, we granted Ms. Swift an option to purchase 25,000 shares of our common stock, vesting over a four-year period, at a per share exercise price of

$23.50. Upon Dr. Johnson’s appointment to the board in February 2004, Dr. Johnson purchased 8,989 shares of restricted stock and was awarded options to acquire 40,657 shares of our common stock, vesting over a four year period at a per share exercise price of $8.33. All of these option grants to directors have ten year terms. We may, in our discretion, grant additional stock options and other equity awards to our directors from time to time. Our directors do not receive regular awards of stock options under a plan or otherwise.

Perquisites and Other Benefits. We also pay all reasonable expenses incurred by directors for attending meetings, pay for certain director continuing education programs and related expenses and maintain directors and officers liability insurance. We do not provide a retirement plan or other perquisites for our directors.

Consulting Agreement with Mr. King-Shaw. In November 2003, we entered into a consulting agreement with Mr. King-Shaw, one of our directors, pursuant to which Mr. King-Shaw oversees governmental and regulatory issues for us, including current and proposed federal and state legislation and federal and state government affairs activities. The term of this agreement is one year, but shall automatically renew for successive one-year periods unless either party notifies the other of its intent not to renew. The agreement can be terminated by the company at any time for any reason. Under this agreement, we pay Mr. King-Shaw a per diem rate or, in some case, an hourly rate, plus travel and related expenses. At the discretion of our chief executive officer, Mr. King-Shaw is eligible for one or more discretionary performance bonuses during the term of the agreement. In 2004, we paid $35,000 to Mr. King-Shaw under this agreement. In addition, in May 2004, in consideration of services rendered under this consulting agreement, we awarded Mr. King-Shaw options to acquire 8,131 shares of our common stock at an exercise price of $6.47. These options expire on May 12, 2014, and originally vested as to 20.833% of the shares subject thereto upon the date of grant, and as to 4.167% of the shares subject thereto upon the end of each full calendar month following the grant date. In November 2004, our board of directors determined to accelerate the vesting of these options in full.

Nominating and Corporate Governance Committee’s Process for Selecting Nominees to the Board

The nominating and corporate governance committee considers candidates for board membership who are suggested by its members and other board members, as well as by management, shareholders and other interested parties. The committee may also retain a third-party search firm to identify candidates from time to time upon request of the committee or the board. Shareholders can recommend a prospective nominee for the board by writing to our corporate secretary at the company’s corporate headquarters and providing the information required by our bylaws, along with whatever additional supporting material the shareholder considers appropriate.

The assessment of a nominee’s qualification for board membership should include, among other things, the following criteria:

•	The diversity, age, background and experience of the candidate;

•	The personal qualities and characteristics, accomplishments and reputation in the business community of the candidate;

•	The knowledge and contacts of the candidate in the communities in which we conduct business and in our business industry or other industries relevant to our business;

•	The ability and expertise of the candidate in various activities deemed appropriate by the board such as marketing, production, distribution, technology, accounting, finance and law; and

•	The fit of the candidate’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive board.

The initial determination to seek a board candidate is usually based on the need for additional board members to fill vacancies or to expand the size of the board, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The committee’s process for identifying and evaluating nominees for director is the same no matter who makes the recommendation.

Once the committee has determined, in consultation with other board members if appropriate, that additional consideration of a candidate is warranted, the committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the committee determines it is appropriate to proceed, the committee or other members of the board will generally interview the prospective candidate. The committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the committee or the board deems appropriate, including the current composition of the board and the candidate’s personal qualities, skills and characteristics.

Following this evaluation, if the committee believes that the prospective candidate is qualified for nomination, the committee can make a recommendation to the full board, and the full board should make the final determination whether the candidate should be nominated to the board.

The Trust Program

Due to the increasingly complex ethical and legal questions facing all participants in the healthcare industry, we have unified our corporate ethics and compliance policies by implementing a comprehensive corporate ethics and compliance program, called the Trust Program. The Trust Program covers all aspects of our company and is designed to assist us with conducting our business in accordance with applicable federal and state laws and high standards of business ethics. The Trust Program applies to members of our board of directors, our associates, including our chief executive officer, chief financial officer and our principal accounting officer or controller and, in some cases, our business partners and independent contractors. The Trust Program contains the following elements:

•	written standards of conduct;

•	designation of a corporate compliance officer and compliance committee;

•	effective training and education;

•	effective lines for reporting and communication;

•	enforcement of standards through disciplinary guidelines and actions;

•	internal monitoring and auditing; and

•	prompt response to detected offenses and development of corrective action plans.

We maintain and update training and monitoring programs to educate our directors, associates, business partners and independent contractors on the legal and regulatory requirements of their respective duties and positions and to detect possible violations. To help ensure compliance with the Trust Program, we also conduct regular, periodic compliance audits by internal and external auditors and compliance staff who have expertise in federal and state healthcare laws and regulations.

The Trust Program contains a whistleblower policy which sets forth the steps an associate should take if he or she has a question about the application of the program. The whistleblower policy contained in the Trust Program also sets forth the audit committee’s procedures for the receipt, retention and treatment of complaints received from associates regarding accounting, internal accounting controls or auditing matters as required by the Sarbanes-Oxley Act of 2002.

The full text of the Trust Program is available on our Internet site at www.wellcare.com. We intend to disclose future amendments to, or waivers from, the provisions of the Trust Program, if any, made with respect to any of our directors and executive officers on our Internet site.

Communications with Directors

You may communicate with Mr. Moszkowski, the presiding director, non-management members of our board as a group, the full board or any member of the board, including Dr. Herzlinger, our audit committee chairperson, by writing to:

Compliance Department

WellCare Health Plans, Inc.

8735 Henderson Road, Renaissance Two

Tampa, FL 33634

All such communications will be treated confidentially. Communications should clearly identify whether your concern is directed to the presiding director, non-management members of our board as a group, the full board or any individual member of the board, the issue being raised, the name of the party initiating the communication and contact information for potential follow-up. Concerns regarding accounting and financial reporting, internal accounting controls and auditing matters should be addressed to our audit committee chairperson, Dr. Herzlinger.

These communications will initially be received by our chief compliance officer who will log, track and summarize the matters raised in the communication before forwarding it to the appropriate board member or group. The chief compliance officer has been authorized by the presiding director, the non-management members of our board as a group, the full board and our audit committee chairperson to oversee, investigate, follow-up and report to the board of directors or any members thereof as necessary on all complaints or concerns raised through these processes.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Our certificate of incorporation provides for a board of directors divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board permits, with the term of office of one class expiring each year at the annual meeting of shareholders. Each class of directors is elected for a term of three years.

The board of directors presently consists of nine persons: Todd S. Farha, Regina Herzlinger, Kevin Hickey, Alif Hourani, Glen R. Johnson, M.D., Ruben Jose King-Shaw, Jr., Christian P. Michalik, Neal Moszkowski and Jane Swift. The proxies cannot be voted for a greater number of persons than the three nominees named.

The board of directors proposes that Messrs. Farha and Hickey and Dr. Herzlinger, all of whom are currently serving as directors, be re-elected to serve as class I directors for terms of three years and until the election and qualification of their successors. Unless a shareholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of common stock will vote FOR the election of Messrs. Farha and Hickey and Dr. Herzlinger as class I directors. The board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE

“FOR” THE ELECTION OF TODD S. FARHA, REGINA HERZLINGER AND KEVIN HICKEY.

Certain Information Regarding Our Directors and Executive Officers

The following table sets forth the age and title as of the date of this proxy statement of each nominee director, each director continuing in office and each of our current executive officers who is not a director followed by descriptions of such person’s business experience during the past five years.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Name	Age	Position
Todd S. Farha	36	President, Chief Executive Officer and Director

Regina E. Herzlinger	61	Director

Kevin F. Hickey	53	Director

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2006

Name	Age	Position
Glen R. Johnson, M.D.	62	Director

Ruben Jose King-Shaw, Jr.	43	Director

Christian P. Michalik	36	Director

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2007

Name	Age	Position
Alif A. Hourani	52	Director

Neal Moszkowski	38	Chairman of the Board

Jane Swift	40	Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name	Age	Position
Paul L. Behrens	44	Senior Vice President and Chief Financial Officer

Thaddeus Bereday	40	Senior Vice President and General Counsel

David W. Erickson	50	Senior Vice President and Chief Information Officer
Ace M. Hodgin, M.D	49	Senior Vice President and Chief Medical Officer

Kate Longworth-Gentry	48	Senior Vice President, Operations

Imtiaz (“MT”) Sattaur	42	President, Florida

Heath G. Schiesser	37	Senior Vice President, Marketing & Sales

Rupesh R. Shah	43	Senior Vice President, Market Expansion

Randall Zomermaand	55	Senior Vice President, Health Services

Todd S. Farha has served as our President and Chief Executive Officer and as a member of our board of directors since May 2002. From January 2000 to June 2001, Mr. Farha served as Chief Executive Officer of Best Doctors, Inc., a provider of information and referral services for patients suffering from critical illnesses. In addition, from 1999 to 2004, Mr. Farha served as President and Chief Executive Officer of a company he founded, Medical Technology Management LLC, a provider of shared medical equipment and services for physicians and hospitals. From August 1995 to November 1998, Mr. Farha served as Chief Executive Officer of Oxford Specialty Management, a subsidiary of Oxford Health Plans, Inc., a health care company, focusing on the management of acute clinical conditions in six specialty areas. In 1995, Mr. Farha served in the Office of the Chief Executive Officer of Oxford Health Plans. Prior to that, from 1990 to 1993, he held various positions with Physician Corporation of America, a Florida-based health plan focused on Medicaid recipients. Mr. Farha received his undergraduate degree from Trinity University and a masters of business administration from Harvard Business School. Mr. Farha is a cousin of Mr. Hourani.

Regina E. Herzlinger has been a member of our board of directors since August 2003. Dr. Herzlinger is the Nancy R. McPherson Professor of Business Administration at the Harvard Business School and has been teaching at Harvard since 1971. She is a member of the board of directors of Zimmer Holdings, Inc. Dr. Herzlinger received her undergraduate degree from Massachusetts Institute of Technology and her doctorate from Harvard Business School.

Kevin F. Hickey has been a member of our board of directors since November 2002. From October 1998 until January 2005, Mr. Hickey served as the Chairman and Chief Executive Officer of IntelliClaim, Inc., a privately-held application service provider that provides insurance payors with capabilities for enhancing claim processing efficiency and productivity. From September 1997 until August 1998, Mr. Hickey was Executive Vice President of Operations and Technology for Oxford Health Plans, Inc. Mr. Hickey has also served as a director of the American Association of Preferred Provider Organizations from 1999 until 2002; a director of First Health/HealtheSolutions, a privately-held company, since 1982; a director of Benefit Management Group, a privately-held company, since 1997; a director of Healthaxis Inc., a technology and business process services firm for the health benefits industry, since 2001; and a director of HealthMarket, Inc., a consumer directed health plan, from 2002 until 2004. Mr. Hickey received his undergraduate degree from Harvard University, a masters in health services administration from the University of Michigan and a juris doctor from Loyola College of Law.

Alif A. Hourani has been a member of our board of directors since August 2003. Since 1997, Mr. Hourani has served as Chairman and Chief Executive Officer of Pulse Systems, Inc. a practice management and clinical records software company. From 1987 to 1997, Mr. Hourani held various positions, including Chief Executive Officer of Physician Corporation of America/Data Systems, Senior Vice President of Management Information Systems of Physician Corporation of America, and Manager of Computer Engineering at

the Wolf Creek Nuclear Operating Corporation. Mr. Hourani received his undergraduate degree from the University of Lyon and his masters of science degree and doctorate degrees from the University of Strasbourg. Mr. Hourani is a cousin of Mr. Farha.

Glen R. Johnson, M.D. has been a member of our board of directors since February 2004. Since May 1998, Dr. Johnson has served as President and Chief Executive Officer of Community Health Choice, Inc., a managed health care organization that provides healthcare services to Medicaid members in the Houston, Texas area. Since March 2003, Dr. Johnson has also served as an expert consultant to the Texas State Board of Medical Examiners, and since 1999 he has been a clinical associate professor in the Department of

Family Medicine at Baylor College of Medicine in Houston. From 1990 to October 1997, Dr. Johnson served as Senior Vice President for Medical Affairs and as Corporate Chief Medical Officer of Physician Corporation of America. Dr. Johnson is a delegate of the American Academy of Family Physicians to the American Medical Association and is the former Vice President of The American Academy of Family Physicians. Dr. Johnson received his undergraduate degree and his doctorate from Howard University, and is a certified physician executive.

Ruben Jose King-Shaw, Jr. has been a member of our board of directors since August 2003. Since February 2004, Mr. King-Shaw has served as the President of UBC Solutions Corporation, a provider of science- and evidence-based services and information to the pharmaceutical and life sciences industries. Mr. King-Shaw served as Senior Advisor to the Secretary of the Department of the Treasury from January 2003 to June 2003. From July 2001 to April 2003, Mr. King-Shaw served as Chief Operating Officer and Deputy

Administrator of the federal government’s Centers for Medicare & Medicaid Services. Prior to that, from January 1999 to July 2001, he served as Secretary of the Agency for Health Care Administration of the State of Florida. Mr. King-Shaw received his undergraduate degree from Cornell University and a masters of business administration from Florida International University.

Christian P. Michalik has been a member of our board of directors since May 2002. Since July 2004, Mr. Michalik has served as Managing Director of Kinderhook Industries, a private equity investment firm, and prior to that was a partner in Soros Private Equity Partners LLC, the private equity investment business of Soros Fund Management LLC, from January 1999 through December 2003. From 1997 to 1998, Mr. Michalik was an investment manager with Capital Resource Partners, a private equity investment firm.

From 1995 to 1996, Mr. Michalik was an associate at Colony Capital, a real estate investment firm. Mr. Michalik currently serves as a director of Notification Technologies, Inc., a provider of school-to-parent communications for emergency, attendance and community outreach, NACT Telecommunications, a leading provider of fully integrated advanced telecommunications applications, switching gateways and billing systems, and RLX Technologies, Inc., a provider of modular computing solutions. Mr. Michalik received his undergraduate degree from Yale University and his masters of business administration from Harvard Business School.

Neal Moszkowski has been the Chairman of our board of directors since May 2002. Since April 2005, Mr. Moszkowski has been a Co-Chief Executive Officer of TowerBrook Capital Partners, LP, a private equity investment company. Prior to joining TowerBrook, Mr. Moszkowski was Managing Director and Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman,

Sachs & Co. and affiliates, where he served as a Vice President and an Executive Director in the Principal Investment Area. Mr. Moszkowski currently serves as a director of Bluefly, Inc., an online discount apparel retailer, Day International Group, Inc., a producer and distributor of precision-engineered products, Integra LifeSciences Holdings Corporation, a developer and marketer of medical products primarily for surgical and neurosurgical applications, and JetBlue Airways Corporation, a passenger airline. Mr. Moszkowski received his undergraduate degree from Amherst College and his masters of business administration from the Graduate School of Business of Stanford University.

Jane Swift has been a member of our board of directors since November 2004. Since May 2003, Ms. Swift has been a General Partner of Arcadia Partners, a venture capital firm focused exclusively on the for-profit education and training industry. From April 2001 until January 2003, Ms. Swift served as the Governor of Massachusetts. Prior thereto, she served as the Lieutenant Governor of Massachusetts from January 1999 until April 2001. Ms. Swift is a member of the Board of Directors of both Teachscape and the Brigham and Women’s Hospital.

Executive Officers Who Are Not Directors

Paul L. Behrens has served as our Senior Vice President and Chief Financial Officer since September 2003. Prior to that, Mr. Behrens was a partner in the healthcare practice of Ernst & Young LLP, which he joined in 1983. Mr. Behrens received his undergraduate degree from Dana College. Mr. Behrens is a certified public accountant.

Thaddeus Bereday has served as our Senior Vice President and General Counsel since November 2002. From 2001 to 2002, Mr. Bereday was a partner at Brobeck, Phleger & Harrison, LLP, and from 2000 to 2001, he was a partner at Morgan, Lewis & Bockius, LLP. From 1998 to 1999, Mr. Bereday served as Vice President and General Counsel of SmarTalk TeleServices, Inc., a publicly-traded telecommunications company, and as its President and Acting General Counsel from 1999 to 2000, after the company filed for Chapter 11 bankruptcy protection. Mr. Bereday received his undergraduate degree from Brown University and a juris doctor, magna cum laude, from Case Western Reserve University School of Law.

David W. Erickson has served as our Senior Vice President and Chief Information Officer since February 2005. Prior thereto, Mr. Erickson served as Vice President, Information Services and Chief Information Officer for Molina Healthcare, Inc., a health care company, since June 1999, where he had responsibility for corporate Information Technology, Claims and Administrative services. From April 1997 until June 1999, Mr. Erickson served as the Vice President and Chief Information Officer, Western Region for UnitedHealthcare. Prior to that, Mr. Erickson worked for the IBM Corporation for two years where his last position was executive-in-charge of the IBM Global Services outsourcing contract serving Boeing’s west coast divisions. Mr. Erickson received his Bachelors of Science degree in Social Science from the State University of New York.

Ace M. Hodgin, M.D. has served as our Senior Vice President and Chief Medical Officer since July 2004. From June 2003 to July 2004, Dr. Hodgin served as the Medical Director for HealthCare Partners, a New York based managed care provider. From October 1994 to January 2002, Dr. Hodgin served in several different capacities with PacifiCare Health Systems, Inc., including President and Chief Executive Officer of PacifiCare of Arizona, Regional Vice President, Desert Region and Senior Vice President, PPO Product. From 1991 to 1994,

Dr. Hodgin served as the Director of Medical Examination and Associate Dean for Clinical Education at the Summa Health System, Northeastern Ohio Universities College of Medicine. Prior to that, he served as the Medical Services Administrator for the Maricopa Medical Center from 1985 to 1991 and as a Staff Physician for CIGNA Healthplan of Arizona from 1984 to 1985. Dr. Hodgin was appointed to serve on the Arizona Governor’s Advisory Council on Quality from 1997 to 2001 and served on the Arizona Select Task Force on Managed Care Reform in 1999. Dr. Hodgin received his undergraduate degree and his doctorate from the University of Arizona. He has also received a Masters in Health Administration from the University of Colorado.

Kate Longworth-Gentry has served as our Senior Vice President, Operations since February 2005 and as Senior Vice President, Operations & Technology from May 2004 until February 2005. From July 1999 to May 2004, Ms. Longworth-Gentry worked with HealthNet, Inc., a health care company, in several capacities, including Senior Vice President, Health Plan Operations. From November 1998 to July 1999, Ms. Longworth-Gentry served as Senior Vice President, Commercial Call Center Operations of First Union, N.A. Ms. Longworth-Gentry has over 25 years experience in the financial services and insurance industries. Ms. Longworth-Gentry attended Augustana College.

Imtiaz (“MT”) Sattaur has served as the President of our Florida business since April 2004 and as Senior Vice President, National Medicare Programs from January 2004 to April 2004. From October 2002 to December 2003, Mr. Sattaur served as President and Chief Executive Officer of Amerigroup Florida, Inc., a Medicaid health care company From April 1999 to September 2002, Mr. Sattaur served as Vice President and Chief Operating Officer of Affinity Health Plan in New York. Mr. Sattaur has over 20 years experience in the health and managed care industry. Mr. Sattaur received his undergraduate degree from Florida International University.

Heath G. Schiesser has served as our Senior Vice President, Marketing & Sales since July 2002. Prior to that, from May 2002 to July 2002, Mr. Schiesser was a consultant to us. For part of 2001, Mr. Schiesser served as Vice President of the Emerging Business Group at Enron Corporation. In 2000 and 2001, Mr. Schiesser served as a Managing Director at Idealab, an investment firm that developed and funded seed-stage businesses. During 2000, he lead the turnaround and sale of an Idealab portfolio company, iExchange, as President and Chief Executive Officer. From 1998 to 1999, he co-founded and served as the Vice-President of Business Development for YourPharmacy.com, which was sold in October 1999. From 1993 to 1998, Mr. Schiesser worked at McKinsey & Company, an international management consulting firm. Mr. Schiesser received his undergraduate degree from Trinity University and a masters of business administration from Harvard Business School.

Rupesh R. Shah has served as our Senior Vice President, Market Expansion since July 2002. From August 1994 to July 2002, he served as the Chief Executive Officer of WellCare of Florida, Inc., which is one of the companies that we acquired in 2002, of which he was also a co-founder. Mr. Shah received his bachelor’s degrees from St. Xavier’s College and Gujarat University in India and received his masters of business administration from the University of South Florida.

Randall Zomermaand has served as our Senior Vice President, Health Services since May 2003. From October 1997 to May 2003, Mr. Zomermaand served as President of Zomermaand Management Services, Inc., a healthcare consulting company, where he worked with numerous healthcare companies, including us from September 2002 to May 2003. Mr. Zomermaand received his undergraduate degree from Hope College and his masters of business administration from Fordham University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the 2004 and 2003 cash compensation and certain other components of the compensation of Todd S. Farha, our president and chief executive officer, and the four most highly compensated executive officers who were serving as such at the end of 2004.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)	All Other Compensation ($)(4)
Todd S. Farha President and Chief Executive Officer	2004 2003	$311,538 300,000	$718,920 600,000	$102,802 65,427	$475,680 —	(9) (5)	81,315 —	$9,680 554

Paul L. Behrens Senior Vice President and Chief Financial Officer(6)	2004 2003	285,577 68,750	182,838 260,000	1,719 19,286	71,352 1,116,612	(9) (7)	8,131 —	12,593 —

Imtiaz (“MT”) Sattaur President, Florida(8)	2004 2003	243,269 —	329,053 —	— —	173,623 —	(9)	137,578 —	7,928 —

Heath Schiesser Senior Vice President Marketing & Sales	2004 2003	259,615 250,000	182,838 210,000	— 60,808	71,352 5,639	(9) (10)	8,131 —	9,232 2,400

Rupesh Shah Senior Vice President, Market Expansion	2004 2003	285,577 275,000	182,838 135,000	12,462 3,969	71,352 —	(9)	66,263 130,104	9,078 —

(1)	Represents total salary earned by the executive officer during 2004 and includes amounts of compensation deferred by the named officers under our 401(k) savings plan. The amounts set forth in the table for 2004 are higher than annual base salaries as a result of an extra bi-weekly pay period in 2004.
(2)	The bonus payments include annual cash bonuses, signing bonuses and bonuses in the form of vested restricted stock. The annual cash bonuses and the grants of restricted stock in March 2005 represent payments earned for service in the year prior to the year of payment. The bonuses paid to each of the executive officers named in the Summary Compensation Table are as follows:

Name	Year	Annual Cash Bonus ($)	Signing Bonus ($)		Value of Vested Restricted Stock ($)
Todd S. Farha	2004 2003	$600,000 600,000		— —	$118,920 —

Paul L. Behrens	2004 2003	165,000 185,000	$	— 75,000	17,838 —

Imtiaz (“MT”) Sattaur	2004 2003	185,647 —		100,000 —	43,406 —

Heath Schiesser	2004 2003	165,000 210,000		— —	17,838 —

Rupesh Shah	2004 2003	165,000 135,000		— —	17,838 —

The value of the vested restricted stock is based on the fair market value of our common stock on the date of grant. The portion of the restricted stock awards that was unvested as of the date of grant is reflected in the Restricted Stock Awards column of this Summary Compensation Table.

(3)	The total perquisites paid to the above listed executive officers who received perquisites during 2004 and 2003 are as follows:

Name	Year	Auto Allowance ($)		Relocation ($)		Housing Allowance ($)	Tax Gross-ups ($)
Todd S. Farha	2004 2003	$	— 9,921		— —	$44,068 35,980	$58,734 19,526

Paul L. Behrens	2004 2003		— —	$	— 12,088	— —	1,719 7,198

Heath Schiesser	2004 2003		— —		— 42,138	— —	— 18,670

Rupesh Shah	2004 2003		12,462 3,969		— —	— —	— —

(4)	The 2003 All Other Compensation amounts represent company matching contributions to the 401(k) savings plan, The 2004 All Other Compensation amounts include company matching contributions to the 401(k) savings plan of $2,600 to each of Messrs. Farha, Sattaur, Schiesser and Shah, and premiums paid for certain life, disability and medical insurance policies as set forth below:

Name	Life ($)	Disability ($)	Medical ($)
Todd S. Farha	$468	$3,901	$2,711
Paul L. Behrens	351	6,487	5,755
Imtiaz (“MT”) Sattaur	325	406	4,597
Heath Schiesser	390	487	5,755
Rupesh Shah	429	487	5,562

(5)	On September 6, 2002, Mr. Farha received an award of 1,634,582 restricted shares of common stock, of which 306,486 shares were unvested as of December 31, 2004. The value of the aggregate unvested restricted shares held by Mr. Farha as of December 31, 2004 was $9,960,795, based on the closing price of our common stock on December 31, 2004. The restricted stock award was 25% vested on the date of grant, and the remainder vests over a three-year period, at a rate of 2.0833% upon the end of each full calendar month after the grant date. The grant would immediately vest in full upon a change of control of the company. Dividends, if any are declared, will be paid on the restricted shares.
(6)	Mr. Behrens commenced employment with us in September 2003.
(7)	On September 30, 2003, Mr. Behrens received an award of 458,572 restricted shares of common stock, of which 315,269 shares were unvested as of December 31, 2004. The value of this award as reflected in the Summary Compensation Table is based on the fair market value of our common stock on the date of grant. The value of the aggregate unvested restricted shares held by Mr. Behrens as of December 31, 2004 was $10,246,243, based on the closing price of our common stock on December 31, 2004. The restricted stock award vests over a four-year period, at a rate of 25% on September 15, 2004 and 2.0833% upon the end of each full calendar month thereafter. The grant would immediately vest in full upon the termination of Mr. Behrens’ employment by WellCare without cause, or by Mr. Behrens for good reason, following a change of control of the company. Dividends, if any are declared, will be paid on the restricted shares.
(8)	Mr. Sattaur commenced employment with us in January 2004.
(9)	On March 15, 2005: (a) Mr. Farha received an award of 20,000 restricted shares of common stock as a component of his 2004 annual bonus, of which 16,000 were unvested as of the date of grant; (b) Messrs. Behrens, Schiesser and Shah each received an award of 3,000 restricted shares of our common stock as a component of their respective 2004 annual bonuses, of which 2,400 were unvested as of the date of grant; and (c) Mr. Sattaur received an award of 7,300 restricted shares of our common stock as a component of his 2004 annual bonus, of which 5,840 were unvested as of the date of grant. The value of the aggregate unvested portion of these awards as reflected in the Summary Compensation Table is based on the fair market value of our common stock on the date of grant. These awards vest 20% on the date of grant and 20% on each of the next four anniversaries of the date of grant. The grants would immediately vest in full upon the termination of the recipient’s employment by the company without cause, or by the recipient for good reason, within twelve months of a change of control of the company. Dividends, if any are declared, will be paid on the restricted shares. The portion of these awards that vested on the date of grant are reflected in the Bonus column of this Summary Compensation Table.
(10)

On May 30, 2003, Mr. Schiesser received a grant of 458,572 restricted shares of common stock, of which 191,072 shares were unvested as of December 31, 2004. The value of this award as reflected in the Summary Compensation Table is based on the fair market value of our common stock on the date of grant. The value of the aggregate unvested restricted shares held by Mr. Schiesser as of December 31, 2004 was $6,209,840, based on the closing price of our common stock on December 31, 2004. The restricted stock award vests over a four-year period, at a rate of 2.0833% upon the end of each full calendar month following the date of grant. The grant would immediately vest in full upon the termination of Mr. Schiesser’s employment by the company without cause, or by Mr. Schiesser for good reason, within six months of a change of control of the company. Dividends, if any are declared, will be paid on the restricted shares.

Options Granted in 2004

The following table sets forth certain information regarding stock options granted in 2004 to the five individuals named in the Summary Compensation Table. In addition, in accordance with the Securities and Exchange Commission’s rules, the table also shows the grant date present value, as of the date of grant, of the options under the option pricing model discussed below. It should be noted that this model is only one method of valuing options, and our use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the exercise price at the time of exercise.

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)(2)	Expiration Date	Grant Date Present Value ($)(3)
Todd S. Farha	81,315	4.85%		$8.33	02/06/14	$376,887

Paul L. Behrens	8,131	0.48%		8.33	02/06/14	37,686

Imtiaz (“MT”) Sattaur	97,578 20,000 20,000	5.82 1.19 1.19	% % %	8.33 17.00 23.50	02/06/14 06/30/14 11/03/14	452,264 192,042 261,272

Heath Schiesser	8,131	0.48%		8.33	02/06/14	37,686

Rupesh Shah	16,263 50,000	0.97 2.98	% %	8.33 17.00	05/12/14 07/07/14	76,904 606,900

(1)	All options granted and reported in this table were made pursuant to the 2002 Employee Plan with the exception of the November 2004 grant of 20,000 options to Mr. Sattaur and the July 2004 grant of 50,000 options to Mr. Shah which were made pursuant to our 2004 Equity Plan. All of the options reported in this table have the following material terms: (a) options are nonqualified stock options, except for a portion of the July 2004 award to Mr. Shah which are “incentive stock options” under Section 422 if the Internal Revenue Code of 1986; (b) all options expire upon the earlier to occur of ten years from the date of grant or 60 days, under the 2002 Employee Plan, or 90 days, under the 2004 Equity Plan, following termination of employment; and (c) the options vest 25% on the first anniversary of the date of grant and pro rata monthly over the following thirty-six months, with the exception of the July 2004 grant of 50,000 options to Mr. Shah which vest pro rata monthly over four years commencing on the date of grant and the February 2004 award of 97,578 options to Mr. Sattaur which vest pro rata monthly commencing on January 6, 2004. In addition, in respect of options granted under the 2004 Equity Plan, if an optionee is terminated without cause or for good reason within twelve months following a change in control of the company, all of such individual’s options shall become vested and immediately exercisable.
(2)	Exercise price is the fair market value of the common stock on the date of grant. The exercise price per share for grants made prior to our initial public offering was equal to the fair market value of our common stock as of the date of grant as determined by our board of directors.
(3)	The amounts shown are based on the Black-Scholes option pricing model which uses certain assumptions to estimate the value of employee stock options. The material assumptions used for the grants in the table above include the following: expected term of 6.75 years from the date of grant; 0% dividend yield; expected volatility of 50.2%; and risk-free interest rates of 4.12% for the February 6, 2004 grants, 4.62% for the June 30, 2004 grants, 4.09% for the November 3, 2004 grant, 4.79% for the May 12, 2004 grant and 4.50% for the July 7, 2004 grant.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004

The following table indicates, for each of the five individuals named in the Executive Compensation Table herein the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2004, and the values for “in-the-money” options which represent the excess of the closing market price of our common stock at December 31, 2004, over the exercise price of any such existing stock options. None of these five individuals exercised stock options during 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2004 (#)		Value(1) of Unexercised In-The-Money Options/SARs at December 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Todd S. Farha	—	—	—	81,315	—	$4,471,285

Paul L. Behrens	—	—	—	8,131	—	264,258

Imtiaz (“MT”) Sattaur	—	—	—	137,578	—	2,642,739

Heath Schiesser	—	—	—	8,131	—	264,258

Rupesh Shah	—	—	86,183	110,184	$2,800,948	3,580,980

(1)	These values are based on $32.50, the closing price of the shares underlying the options on December 31, 2004, less the exercise price, multiplied by the number of options.

Employment Contracts and Termination of Employment Arrangements

Todd S. Farha serves as our Chief Executive Officer, President and a member of our board of directors pursuant to an amended and restated employment agreement dated June 28, 2004. The agreement has an initial term of three years, commencing on July 31, 2002, and will automatically renew at the end of the initial term and each additional term for an additional three-year period unless either party notifies the other that the term will not be extended. Under the agreement, Mr. Farha is entitled to an annual salary of $300,000, subject to annual review and potential increase by our board of directors. In March 2005, our board of directors increased Mr. Farha’s annual base salary to $400,000. In addition, Mr. Farha is eligible to receive an annual cash bonus, based upon the satisfaction of performance criteria to be established annually by our compensation committee. If Mr. Farha’s employment is terminated by us without cause, or by Mr. Farha for good reason, then Mr. Farha will be entitled to continue to receive his base salary for 12 months, or 24 months if the termination occurs after a change of control. He will also be entitled to receive an amount equal to his target bonus for the year in which the termination occurs, payable one year after the date of termination, as well as continuation of benefits for 12 months following termination. We would also be obligated to make additional payments to Mr. Farha if he were to incur any excise taxes pursuant to Section 4999 of the Internal Revenue Code on account of the benefits and payments provided under the agreement. The additional payments would be in an amount such that, after taking into account all applicable federal, state and local taxes applicable to such additional payments, Mr. Farha would be able to retain from such additional payments an amount equal to the excise taxes that are imposed. Mr. Farha has agreed not to compete with us during the term of his employment and for one year thereafter, except that if Mr. Farha’s employment terminates because we notify him that the term of his agreement will not be renewed, the non-competition covenant will not apply following the term unless we elect to continue to pay him his base salary during that period.

Paul Behrens serves as our Senior Vice President and Chief Financial Officer and Heath Schiesser serves as our Senior Vice President, Marketing & Sales, pursuant to employment agreements with us. Each agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either party notifies the other that the term will not be extended. Under the agreements, Mr. Behrens is entitled to an annual salary of $275,000 and Mr. Schiesser is entitled to an annual salary of $250,000, in each case subject to annual review and potential increase by our board of directors. In addition, each is eligible to receive an annual potential bonus, payable in the form of cash or equity, based upon the satisfaction of performance criteria to be established annually by our compensation committee. If the employment of either of these executives is terminated by us without cause, or by the executive for good reason, the executive will be entitled to continue to receive his base salary and benefits for 12 months following the date of termination. In addition, in the case of Mr. Schiesser, if the termination occurs within six months after a change of control has occurred or a definitive agreement providing for a change of control has been signed, or if a definitive agreement providing for a change of control is signed within six months after the date of termination, he would also be entitled to receive an amount equal to his expected potential bonus payable for the 12-month period following the termination. Each of the executives has agreed not to compete with us during the term of his employment and for one year thereafter.

Pursuant to an offer letter to Mr. Sattaur dated December 5, 2003, Mr. Sattaur agreed to serve as our Senior Vice President, National Medicare Programs with an initial annual base salary of $250,000 and a bonus award potential of up to 50% of his base salary. Pursuant to the offer letter, Mr. Sattaur was awarded stock options and a sign-on bonus of $100,000. Mr. Sattaur also entered into our standard confidentiality, restrictive covenant and repayment of sign-on bonus agreements. In April 2004, Mr. Sattaur was promoted to President, Florida and in March 2005, Mr. Sattaur’s annual base salary was increased to $275,000.

Pursuant to an offer letter to Mr. Shah dated July 15, 2004, Mr. Shah agreed to serve as our Senior Vice President, Market Expansion with an initial base salary of $275,000 and a bonus award potential consistent with our other senior executives. Pursuant to the offer letter, Mr. Shah was also awarded stock options and offered a success bonus in the amount of $62,500 upon achievement of certain milestones. Mr. Shah also entered into a restrictive covenant and non-solicitation agreement.

The shares of restricted stock awarded to Messrs. Farha, Behrens and Schiesser prior to our initial public offering are subject to accelerated vesting in certain circumstances in connection with a change in control, as described more fully in the footnotes to the Summary Compensation Table herein.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions

Agreements with Rupesh Shah and Other Selling Shareholders: We acquired our Florida business in 2002 in a stock purchase from Rupesh Shah, our Senior Vice President, Market Expansion, his spouse, and the other former owners of our Florida business. In connection with that acquisition, we entered into the following agreements with Mr. Shah and the other sellers:

•	Seller Note. As part of the consideration for the acquisition, we issued a senior subordinated non-negotiable promissory note in the original principal amount of $53.0 million, subject to adjustments for earnouts and other purchase price adjustments, to the shareholder representative on behalf of the former shareholders of the Florida business, including Mr. Shah and his spouse. In February 2004, the remaining principal amount of the note was fixed at $119.7 million pursuant to the terms of a settlement and amendment agreement with the former shareholders, and the seller note was amended and restated in its entirety. Under the terms of the settlement and amendment agreement, the aggregate indemnification obligations of the former shareholders under the acquisition agreement were reduced, subject to certain exceptions. Based on the Shahs’ aggregate percentage ownership interest in the Florida business prior to the acquisition, we estimate their interest in the current principal amount of the seller note, after the payments described below, to be approximately $4.8 million.

•	Pledge and Escrow Agreements. As security for our obligations under the seller note, we entered into a pledge agreement with the shareholder representative on behalf of the former shareholders of the Florida business, including Mr. Shah and his spouse, pursuant to which we pledged a portion of the shares of capital stock of WCG Health Management, Inc. held by us. Currently, 51% of the shares remain subject to the pledge. Upon the payment in full of the note, all of the shares will be released.

•	Prepayment Agreement. In May 2004, we entered into a prepayment and amendment agreement with Mr. Shah, his spouse and the other former shareholders of our Florida business. Under the terms of the prepayment agreement, we prepaid $85.0 million of the outstanding principal amount of the seller note, and an additional $3.0 million of the outstanding principal amount was forgiven in consideration for the prepayment. A portion of the $85.0 million prepayment was deposited into an escrow account to secure certain indemnification obligations of the shareholders arising under the acquisition agreement.

•	Prepayment and Settlement Allocation Agreement. In August 2004, we entered into a prepayment and settlement allocation agreement with the shareholder representative on behalf of the former shareholders of the Florida business, including Mr. Shah and his spouse, to, among other things, settle certain indemnification obligations of the former shareholders arising under the acquisition agreement. As part of this agreement, we prepaid an additional $3.2 million of the principal amount of the seller note, resulting in a remaining outstanding principal balance of $25.0 million due on September 15, 2006. In addition, the amounts deposited into escrow pursuant to the prepayment agreement were released.

Other Agreements

•	IntelliClaim. In March 2003, we entered into an agreement with IntelliClaim, Inc., pursuant to which we license software, and obtain maintenance, support and related services, from IntelliClaim. Mr. Hickey, a member of our board of directors, was the Chairman and Chief Executive Officer of IntelliClaim until January 2005. In 2004, we paid $218,675 in the aggregate to IntelliClaim under this agreement. As of January 2005, Mr. Hickey no longer served as an officer or director of IntelliClaim.

•	Consulting Agreement with Mr. King-Shaw. In November 2003, we entered into a consulting agreement with Mr. King-Shaw, one of our directors, as more fully described above under “Directors’ Compensation.”

•	Indemnification Agreements. We have entered into indemnification agreements with our directors and some of our executive officers in addition to the indemnification that is provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for the indemnification of our directors and officers for expenses specified in the agreements, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding arising out of these persons’ services as a director or officer for us, any of our subsidiaries or any other entity to which the person provides services at our request.

Report of the Compensation Committee

The compensation committee of the board of directors is comprised of three members of the board of directors who are not current or former employees of the company and who otherwise satisfy the definition of “independent director” under the rules of the New York Stock Exchange. The compensation committee was established in February 2004. The compensation committee oversaw the establishment of the 2004 compensation for the chief executive officer and other members of the company’s senior management, including the executive officers named herein.

Role of the Compensation Committee

The compensation committee is governed by a charter which is appended hereto as Appendix C and is available on the company’s website at www.wellcare.com. As more fully described in the charter, the primary purposes of the compensation committee are (i) to discharge the board’s responsibilities relating to compensation of the company’s directors and executive officers and (ii) to review and recommend to the board compensation plans, policies and benefit programs.

Compensation Philosophy

The company’s compensation programs and policies are designed to provide incentives that are geared to deliver value to the company’s shareholders and that attract and retain individuals of outstanding ability in key positions. Specifically, our compensation programs focus on:

•	Pay for Performance: Our philosophy is that an individual’s compensation should reflect his or her individual performance, the performance of his or her department or area of responsibility and the performance of the company as a whole.

•	Competitive Pay: We believe that the company’s overall compensation should be competitive with other companies of comparable size, complexity and quality.

•	Alignment with Company Goals: We have strived to design the company’s compensation programs to support both the short-term and long-term financial, operating and other goals of the company.

•	Culture of Ownership: We believe that senior management’s compensation should include long-term incentives that encourage performance that builds long-term value for both the company and its shareholders and fosters a culture of ownership.

Components of Compensation Program

The compensation packages for the company’s executives were designed with the goal of setting total compensation at levels that reflect both personal and organizational performance. Each executive’s total compensation opportunity was also determined in consideration of the executive’s experience, level and scope of responsibility within the company and individual performance. Most of the company’s executive officers have either employment agreements or offer letters that establish base salary and potential bonus opportunities and that were entered into following arm’s length negotiations with the respective executive officers. In determining salaries, potential bonuses and equity awards, the committee also considered the recommendations of the chief executive officer (except in the case of his own compensation).

•	Salaries: In determining the compensation for each of the company’s executive officers, the compensation committee considered such factors as existing contractual commitments, compensation opportunities perceived to be necessary to attract and retain executive officers, individual performance and the importance of each executive’s contribution to the company’s current and future success. The process of establishing base salaries is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executive’s salaries. The 2004 salaries of certain of our executive officers are shown in the Summary Compensation Table herein. In early 2005, after reviewing all of the aforementioned factors in respect of each of the executive officers named herein, the committee determined that Mr. Sattaur’s base salary should be increased to $275,000 and the salaries of Messrs. Behrens, Schiesser and Shah would not be increased for 2005.

•	Annual Potential Bonuses: The compensation committee considers potential bonus compensation to be a motivational method of encouraging and rewarding outstanding individual performance as well as the overall performance of the company. Potential bonus payments are based primarily on: (i) the company’s overall performance; (ii) the performance of the individual; and (iii) the recommendation of the chief executive officer. The committee believes that the salary-to-bonus ratios are sufficiently high to provide meaningful incentives to accomplish the objective of incenting and appropriately rewarding the executives for exceptional performance. As with salary, potential bonuses are not based upon formulas or other specific criteria. After considering the aforementioned criteria, in early 2005 the committee determined that Messrs. Behrens, Sattaur, Schiesser and Shah would receive bonuses in the amounts of $165,000, $185,647, $165,000 and $165,000, respectively, for their individual work performed and the company’s overall performance in 2004.

•	Equity Awards: The committee believes that equity awards to its executive officers are a highly motivational method of encouraging and rewarding individual performance and the company’s performance as a whole while at the same time aligning such executive’s interests with those of the company’s shareholders. After reviewing each executive’s total compensation as well as the value of restricted stock previously acquired by the executives through a combination of purchases and awards and considering recommendations of the chief executive officer, the compensation committee awarded stock options in 2004 to the company’s executive officers as indicated in the Stock Option Grant table herein. In early 2005, the committee granted 3,000 shares of restricted stock to each of Messrs. Behrens, Schiesser and Shah and 7,300 shares of restricted stock to Mr. Sattaur as a component of such officers’ 2004 bonuses. The restricted stock awards vests 20% on the date of grant and 20% on each of the next four anniversaries of the date of grant. In order to allow the company’s executives to achieve a degree of liquidity with respect to their equity awards, the committee has approved the use by the executives of trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

•	Retirement Vehicles: The company maintains a 401(k) savings plan which permits associates to defer a portion of their eligible compensation, subject to the statutorily prescribed annual limit. The company makes matching contributions on behalf of all participants who have elected to make deferrals to the 401(k) plan in an amount determined annually by us.

Compensation of Chief Executive Officer

The process for determining the chief executive officer’s 2004 compensation was led by the chairman of the compensation committee who solicited input from all members of the board of directors as well as from Mr. Farha himself. The compensation committee then considered and approved the final 2004 compensation for Mr. Farha in early 2004. In determining Mr. Farha’s 2004 compensation, the committee considered his compensation levels since he first joined the company as chief executive officer in November 2002. In addition, the committee considered the compensation of comparable positions at peer companies as well as the company’s financial position. In determining Mr. Farha’s 2004 base salary and equity awards, the board reviewed Mr. Farha’s performance during 2003 as well as his expected performance as chief executive officer in 2004. The committee believes that the compensation paid to Mr. Farha in 2004, as reflected in this proxy statement, was appropriate to incent and encourage an executive with Mr. Farha’s background and experience to remain with the company as chief executive officer and to align his interests with those of the company’s shareholders.

In early 2005, the committee reviewed chief executive officer compensation of peer companies and Mr. Farha’s 2004 goals against his performance as well as the performance of the company as a whole and determined that for 2005 his base salary should be increased to $400,000 and awarded him a bonus for his 2004 performance in the amount of $600,000. In early 2005, the committee also awarded 20,000 shares of restricted stock to Mr. Farha as a component of his 2004 bonus. The restricted stock vests 20% on the date of grant and 20% on each of the next four anniversaries of the date of grant.

Tax Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1 million paid each year to a publicly-held company’s chief executive officer and to its four most highly paid executive officers. The committee has reviewed the potential consequences for the company of Section 162(m). Although the company will be mindful of the limits imposed by Section 162(m), the company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deductions imposed by Section 162(m).

The Compensation Committee

Neal Moszkowski (Chairman)

Alif Hourani

Kevin Hickey

Report of the Audit Committee

The role of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process and the company’s process for monitoring compliance with laws and regulations. The committee operates pursuant to a charter that was adopted by the board of directors on February 11, 2004, a copy of which is appended hereto as Appendix B and is available on the company’s website at www.wellcare.com. As set forth in the charter, management of the company and the company’s independent auditor are responsible for planning or conducting audits and determining that the company’s financial statements are complete and accurate and are in accordance with principles generally accepted in the United States of America. The independent auditors are accountable to the audit committee. The audit committee has the authority and responsibility to retain and terminate the company’s independent auditors.

In performance of this oversight function, the committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also discussed with management the company’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

The members of the audit committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. In addition, the committee has also approved the appointment of Deloitte & Touche LLP as the company’s independent auditors for the fiscal year ending December 31, 2005.

The Audit Committee

Regina Herzlinger (Chairperson)

Christian Michalik

Jane Swift

Comparison of Cumulative Total Returns

The following graph compares the change in the cumulative total return on our common stock for the period from July 1, 2004, the date shares of our common stock began trading on the New York Stock Exchange, to the change in the cumulative total return on the stocks included in the Standard & Poor’s 500 Stock Index and to a Peer Group Index over the same period. The graph assumes an investment of $100 made in our common stock and each index on July 1, 2004. We did not pay any dividends during the period reflected in the graph. Note that the common stock price performance shown below should not be viewed as being indicative of future performance.

The Peer Group Index consists of the following companies: Aetna Inc., Amerigroup Corporation, Centene Corporation, Coventry Health Care, Inc., HealthNet, Inc., Humana, Inc., Pacificare Health Systems, Inc., Sierra Health Services, Inc., United HealthGroup, Inc. and WellPoint Health Networks Inc.

	7/1/04	7/31/04	8/31/04	9/30/04	10/31/04	11/30/04	12/31/04
WellCare Health Plans, Inc.	$100	$115	$107	$111	$135	$193	$191
Peer Group Index	$100	$98	$98	$98	$101	$105	$108
S&P 500 Index	$100	$100	$104	$113	$109	$129	$140

The information set forth above under the headings “Report of the Compensation Committee”, “Report of the Audit Committee” and “Comparison of Cumulative Total Returns” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

PROPOSAL NUMBER TWO—APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN

In November 2004, our board of directors adopted our 2005 Employee Stock Purchase Plan (the “2005 ESPP”), which became effective on the first day of trading following January 1, 2005, subject to shareholder approval. As of April 20, 2005, we had not made the 2005 ESPP available to our associates. The purpose of the 2005 ESPP is to provide an incentive for our associates (and associates of our subsidiaries designated by our board of directors) to purchase our common stock and acquire a proprietary interest in us. The following brief description of the principal features of the 2005 ESPP is qualified in its entirety by reference to the full text of the 2005 ESPP, a copy of which has been included as Appendix E to this proxy statement.

Description of the 2005 ESPP

Administration. The compensation committee administers the 2005 ESPP. The plan vests the committee with the authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable for the administration of the plan, although our board of directors may exercise any such authority in lieu of the committee. In all cases, the 2005 ESPP will be required to be administered in such a manner as to comply with applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 423 of the Internal Revenue Code of 1986, as amended.

Eligibility and Participation. Each person who was employed either by us or by one of our designated subsidiaries and has completed one month of service is eligible to participate in the 2005 ESPP. However, none of our senior executives or highly compensated senior officers are eligible to participate in the plan. On April 20, 2005, there were approximately 1,900 associates of the company and its subsidiaries eligible to participate in the 2005 ESPP.

Options to Purchase/Purchase of Shares. Each participant will be granted an option to purchase shares of our common stock at the beginning of each “offering period” under the plan which generally will be three months on each “exercise date,” during the offering period. Exercise dates generally will occur on each March 31, June 30, September 30 and December 31. Participants will purchase the shares of our common stock through after-tax payroll deductions, not to exceed 10% of the participant’s total base salary. No participant may purchase more than $3,000 of common stock in any one calendar year, or more than 500 shares on any exercise date. The purchase price for each share will generally be 95% (subject to increases or decreases by the committee, but not less than 85%) of the fair market value on the exercise date. If a participant’s employment with us or one of our designated subsidiaries terminates, any outstanding option of that participant also will terminate. On April 20, 2005, based on the last sale price for our common stock as reported on the New York Stock Exchange of $28.94, the market value of the shares proposed to be reserved for issuance under the 2005 ESPP was $11,220,443.

Share Reserve. 387,714 shares of our common stock are reserved for issuance over the term of the 2005 ESPP. If any option to purchase reserved shares is not exercised by a participant for any reason, or if the option terminates, the shares that were not purchased shall again become available under the plan. The number of shares available under the plan will be subject to periodic adjustment for changes in the outstanding common stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes affecting our outstanding common stock.

Amendment and Termination. Our board or the committee generally has the power and authority to amend the 2005 ESPP from time to time in any respect without the approval of our shareholders. However, no amendment will become effective without the prior approval of our shareholders if shareholder approval would be required by applicable law or regulation, including Rule 16b-3 under the Securities Exchange Act of 1934, Section 423 of the Internal Revenue Code, or any listing requirement of the principal stock exchange on which our common stock is then listed. Additionally, except as otherwise specified in the plan, no amendment may make any change to an option already granted that adversely affects the rights of any participant. The 2005 ESPP will terminate at the earliest of the tenth anniversary of its implementation, the time when there are no remaining reserved shares available for purchase under the plan, or an earlier time that our board may determine.

Benefits Not Determinable. Because the purchase of shares under the 2005 ESPP is discretionary with all eligible participants, the amount of shares that will be distributable, or which would have been distributable during fiscal 2004 had the 2005 ESPP been in effect, to all associates, or to groups of associates, or to any particular associate of the company are not determinable.

Certain Federal Tax Consequences

The following tax discussion is a brief summary of the United States federal income tax law applicable to the 2005 ESPP and does not purport to be complete. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. Each participant should therefore consult his or her personal tax advisor to determine the impact of federal, state, local and, if applicable, foreign taxes with respect to participation in the 2005 ESPP.

Purchase Rights. Upon obtaining shareholder approval of the 2005 ESPP, the 2005 ESPP will qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As such, a participant under the 2005 ESPP will incur no income tax liability, and the company will obtain no deduction, from the grant of the purchase rights at the beginning of each offering period. A participant’s payroll deductions, however, are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or social security taxes any part of their payroll deductions.

Exercise of Purchase Option. A participant will not be subject to United States federal income tax upon the exercise of purchase rights granted under the 2005 ESPP, nor will the company be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the company. The participant will have a cost basis in the shares of common stock purchased under the 2005 ESPP equal to the share price paid at the close of the offering.

Disposition of Shares Acquired under the 2005 ESPP. The tax consequences of a disposition of shares acquired under the 2005 ESPP vary depending on the period of time such shares are held before disposition. If a participant disposes of the shares two years or more after the date on which the participant’s rights to purchase the shares were granted, and one year or more after the exercise date on which the participant purchased the shares, then the participant will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (a) the excess of the fair market value of the value of the shares on the date of disposition over the price the participant paid, or (b) the excess of the fair market value of the shares on the date the participant was granted the right to purchase the shares over the price the participant paid for the shares. The grant date of the participant’s right to purchase the shares during an offering period is generally the first day of that offering period. In addition, the participant will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of stock and the participant’s basis in the stock. The participant’s basis in the stock is the purchase price the participant paid plus any amount taxed to the participant as ordinary income.

If a participant disposes of the shares within two years after the grant date, or within one year of the date on which the participant purchased them, the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the day the participant purchased them, over the amount the participant paid for the shares. In addition, the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon sale of the shares and the participant’s basis in the shares. The participant’s basis would be the purchase price the participant paid plus the amount taxed to the participant as ordinary income. If the participant holds the shares for more than one year, the gain or loss will be a long-term capital gain or loss.

The company will not be entitled to a deduction for federal income tax purposes upon either the grant or exercise of purchase rights under the plan. If a participant disposes of shares prior to satisfaction of the requisite two-year and one-year holding periods described above, the company may be entitled to a deduction equal to the ordinary compensation income the participant would be required to recognize.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE

APPROVAL OF THE WELLCARE HEALTH PLANS, INC. 2005 EMPLOYEE STOCK

PURCHASE PLAN AS DESCRIBED ABOVE.

PROPOSAL NUMBER THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2005, and has directed that such appointment be submitted to our shareholders for ratification at the annual meeting. Our organizational documents do not require that our shareholders ratify the appointment of our independent registered public accounting firm. We are submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the audit committee will reconsider its selection, but may still retain Deloitte & Touche LLP. We anticipate that a representative of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Audit, Audit-Related, Tax and Other Fees

2003 and 2004 Audit, Audit-Related, Tax and Other Fees

The table below presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2003 and December 31, 2004 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

Audit, Audit-Related, Tax and Other Fees

Services	2003		2004
Audit	$1,925,000	(1)	$1,058,200	(2)
Audit-related	—		280,000	(3)
Tax	56,210	(4)	—
Other	—		—

(1)	The services billed by Deloitte & Touche LLP for audit services in 2003 include services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2003. This amount also includes fees billed for audit services rendered in connection with preparation of a securities registration statement on Form S-1 in connection with our initial public offering.
(2)	The services billed by Deloitte & Touche LLP for audit services in 2004 include services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2004 and the review of the financial statements included in our Form 10-Q for the six-month period ended June 30, 2004 and the nine-month period ended September 30, 2004. This amount also includes fees billed for audit services related to audited annual and periodic statutory financial statements filed with regulatory agencies, regulatory reviews and examinations and securities registration statements on Forms S-1 and S-8.
(3)	The services billed by Deloitte & Touche LLP for audit-related services in 2004 include services related to internal controls.
(4)	The services billed by Deloitte & Touche LLP for tax services in 2003 were tax compliance services. We currently use Ernst & Young LLP for tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

Deloitte & Touche LLP was our independent registered public accounting firm for the year ended December 31, 2004, and has been selected by our audit committee to be our independent registered public accounting firm for the year ending December 31, 2005. Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the audit committee has responsibility for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the audit committee has adopted an Audit and Non-Audit Services Pre-Approval Policy pursuant to which the audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the company.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval:

•	Audit Services: Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the company’s consolidated financial statements.

•	Audit-Related Services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements, including due diligence related to mergers and acquisitions, employee benefit plan audits, regulatory reporting, internal controls or that are traditionally performed by the independent registered public accounting firm.

•	Tax Services: Tax services include services such as tax compliance, tax planning and tax advice; however, the audit committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm the sole business purpose of which may be tax avoidance and treatment of which may not be supported in the Internal Revenue Code and related regulations.

•	All Other Services: All other services are those permissible non-audit services that the audit committee believes are routine and recurring and would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

Prior to engagement, the audit committee pre-approves the services and fees of the independent registered public accounting firm within each of the above categories. During the year, it may become necessary to engage the independent registered public accounting firm for additional services not previously contemplated as part of the engagement. In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the audit committee specifically approve the services prior to the independent registered public accounting firm’s commencement of those additional services. Under the Audit and Non-Audit Services Pre-Approval Policy the audit committee may delegate the ability to pre-approve audit and non-audit services to one or more of its members provided the delegate reports any pre-approval decision to the audit committee at its next scheduled meeting. As of the date hereof, the audit committee has not delegated its ability to pre-approve audit services. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2004 fees described above were pre-approved by the full audit committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In September 2003, we hired the Ernst & Young LLP audit partner previously serving us to become our chief financial officer. We believe this action impaired Ernst & Young LLP’s independent relationship with us. As a result, we terminated the engagement of Ernst & Young LLP as our independent public accountants. The report of Ernst & Young LLP on our financial statements as of December 31, 2002 and for the period May 8, 2002, our date of inception, to December 31, 2002 contained no adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of our 2002 financial statements, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

We have provided a copy of the above disclosures to Ernst & Young LLP and requested that Ernst & Young LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated February 12, 2004 was filed as Exhibit 16.1 to our registration statement on Form S-1 as filed with the Securities and Exchange Commission on December 17, 2004.

Effective December 2003, we retained Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP was engaged to audit and report on financial information previously audited by Ernst & Young LLP. Our decision to engage Deloitte & Touche LLP was approved by our audit committee. Deloitte & Touche LLP previously had been the auditor for certain WellCare subsidiaries in 2001 and performed consulting services during 2002. Neither we nor anyone acting on our behalf consulted with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we or anyone acting on our behalf consult with Deloitte & Touche LLP regarding any other matter that was the subject of a disagreement, as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in paragraph 304(a)(1)(v) of Item 304 of Regulation S-K.

ADDITIONAL INFORMATION

Shareholder Proposals

In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2006 annual meeting of shareholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, all shareholder proposals must be received by our secretary at our principal offices in Tampa, Florida, on or before December 30, 2005. In addition, under our bylaws, any shareholder proposal for consideration at the 2006 annual meeting of shareholders submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, including any shareholder nominations for the board of directors, will be untimely unless it is received by our secretary not less than 90 days nor more than 120 days prior to the date of the anniversary of the previous year’s meeting and is otherwise in compliance with the requirements set forth in our bylaws. Since our 2005 annual meeting is being held on June 15, 2005, we must receive written notice of a shareholder proposal submitted other than pursuant to Rule 14A-8 by March 17, 2006, and no earlier than February 15, 2006.

Multiple Shareholders Having the Same Address

If you and other residents at your mailing address own shares of common stock, your broker or bank may have sent you a notice that your household will receive only one annual report and one proxy statement from each company in which you hold stock through that broker or bank. This practice of sending only one copy of the proxy materials is known as “householding.” Householding saves us expense by permitting us to reduce printing and mailing costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your broker will send one copy of our annual report and proxy statement to your address. If you hold your shares in street name, you may revoke your consent to householding at any time by notifying your broker. If you are a registered holder, you may revoke your consent to householding by sending your name to EquiServe Trust Company, N.A. c/o EquiServe, Inc., P.O. Box 43023, Providence, RI 02940-3023, telephone number (816) 843-4299. The revocation of your consent to householding will be effective 30 days following its receipt. If you or a member of your household who owns shares of our common stock did not receive a copy of our annual report or proxy statement, you may request one by writing to Investor Relations Department, WellCare Health Plans, Inc., 8735 Henderson Road, Renaissance Two, Tampa, Florida 33634, or by calling (813) 865-1284. The company’s 2004 Annual Report to Shareholders, 2004 Annual Report on Form 10-K and this proxy statement are also available on the Internet site at www.wellcare.com.

Solicitation

All costs and expenses associated with soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited by the directors, officers and our associates by personal interview, telephone or telegram. Such directors, officers and associates will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. We have not retained a proxy solicitor to assist in the solicitation of proxies for this meeting.

OTHER MATTERS

As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

REQUESTS FOR MORE INFORMATION

We will provide without charge to each beneficial holder of our common stock on the record date, upon the written request of any such person, a copy of our 2004 Annual Report to Shareholders and Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Trust Program, our ethics and compliance program, our corporate governance guidelines and our board committee charters. Any such requests should be made in writing to the Investor Relations Department, WellCare Health Plans, Inc., 8735 Henderson Road, Renaissance Two, Tampa, Florida 33634. A copy of these documents and our other Securities and Exchange Commission filings are also available on the Internet at www.wellcare.com. We intend to disclose future amendments to, or waivers from, the provisions of the Trust Program, if any, made with respect to any of our directors and executive officers on our Internet site.

Appendix A

Corporate Governance Guidelines

1.	Director Qualifications

Independence and Other Qualifications. A majority of the members of the Company’s Board of Directors (the “Board”) must meet the criteria for independence required by the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics required for new Board members as well as the composition of the Board as a whole. This assessment may include, among other things, the following:

•	Diversity, age, background, skills, and experience.

•	Personal qualities and characteristics, accomplishments, and reputation in the business community.

•	Knowledge and contacts in the communities in which the Company conducts business and in the Company’s business industry or other industries relevant to the Company’s business.

•	Ability and willingness to devote sufficient time to serve on the Board and committees of the Board.

•	Knowledge and expertise in various activities deemed appropriate by the Board, such as marketing, production, distribution, technology, accounting, finance, and law.

•	Fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board.

Nominees for directors will be made or recommended by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter and as determined by the Board.

Invitation to Serve. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating and Corporate Governance Committee, and by the Chairman of the Board.

Board Size. The Board and the Nominating and Corporate Governance Committee will assess from time to time the number of members on the Board. The Board will consider an increase in the membership of the Board to accommodate the availability of an outstanding candidate or to meet other needs.

Change of Positions. The Board will consider whether individual directors who change the responsibility they held when they were elected to the Board should continue to serve on the Board. The Board does not believe, however, that in every instance a director who retires or changes from the position held when the director joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

Service on Other Boards. No director should serve on the boards of more than two other public companies unless it is determined, based on the individual facts, that such other service will not interfere with service on the Board. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

Term Limits. The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, term limits involve the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director’s continuation on the Board at least every three years. This will allow each director the opportunity to confirm his or her desire to continue as a member of the Board and the Board, through the Nominating and Corporate Governance Committee, to consider the appropriateness of the director’s continued service.

Retirement of Directors. The Board does not believe it should establish a mandatory retirement age. The Board and the Nominating and Corporate Governance Committee will review, in connection with the process of selecting nominees for election at annual meetings of stockholders, each director’s continuation on the Board upon a director reaching the age of 70.

2.	Director Responsibilities

Responsibility and Indemnification. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors will also be entitled to be covered by reasonable directors’ and officers’ liability insurance purchased by the Company on their behalf; to the benefits of indemnification to the fullest extent permitted by law and by the Company’s certificate of incorporation, by-laws, and indemnification agreements; and to exculpation as provided by state law and the Company’s certificate of incorporation.

Time Commitment. Directors are expected to attend Board meetings and meetings of Board committees on which they serve, to spend the time needed to discharge their Board duties in a reasonable manner, and to meet as frequently as necessary to discharge properly their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed to the directors before the meeting, and directors should review these materials in advance of the meeting.

Separation of Duties. The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a Chief Executive Officer.

Agendas. The Chairman should establish the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman should establish a schedule of agenda subjects to be discussed during the year to the degree this can be foreseen. Each Board member may suggest the inclusion of items on the agenda. Each Board member also may raise at any Board meeting subjects that are not on the agenda for that meeting.

Executive Sessions. The non-management directors will meet in regularly scheduled executive sessions, generally in connection with regularly scheduled Board meetings. The director chosen to preside at each of these meetings or the method of selecting the director to preside at such meetings, and the name or names of that director or directors chosen or the method of selection, will be disclosed in the annual proxy statement.

Attendance at Annual Meeting, of Stockholders. The Company believes that it is important for and encourages the members of the Board to attend annual meetings of stockholders. To facilitate this, and to the extent reasonably practicable, the Company endeavors to schedule a regular meeting of the Board on the same date as the annual meeting of stockholders.

Spokespersons. The Board believes that the management speaks for the Company. Individual Board members, from time to time, may meet or otherwise communicate with various constituencies that are involved with the Company. It is expected, however, that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.	Board Committees

Establishment of Committees. The Board at all times will have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange. Members of the Audit Committee also must meet the standards set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Committee members will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee taking into consideration the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not believe that rotation should be mandated as a policy.

Committee Charters. Each committee will have its own charter. The charter for each committee will set forth the purposes, goals, and responsibilities of the committee as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations, and committee reporting to the Board. Each committee charter will also provide that the committee will annually evaluate its performance.

Committee Meetings. The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the members of the committee and management, will develop the committee’s agenda.

Committee Advisors. The Board and each committee have the power to hire and compensate independent legal, financial, and other advisors as they may deem necessary, without consulting with or obtaining the approval of any officer of the Company in advance.

Delegation. The Board, from time to time, may establish or maintain additional committees as necessary or appropriate.

4.	Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.

The Board, as appropriate in its judgment, may invite senior officers of the Company to attend Board meetings. If the CEO wishes to have Company personnel attend meetings on a regular or periodic basis, this suggestion should be brought to the Board for approval.

5.	Director Compensation

The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6.	Director Orientation and Continuing Education

Each new director should participate in an orientation program, which should be conducted promptly following the meeting at which a new director is elected. This orientation may include presentations by senior management to familiarize each new director with the Company’s strategic plans; its significant financial, accounting, and risk management issues; its compliance programs; its Code of Business Conduct and Ethics; its principal officers; and its internal and independent auditors. In addition, the orientation program should include visits to the Company’s headquarters and, to the extent practical, certain of the Company’s significant facilities. All other directors are also invited to attend the orientation program.

7.	CEO Evaluation and Management Succession

The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long and short term.

The Nominating and Corporate Governance Committee should make an annual report to the Board on succession planning. As appropriate, the entire Board will work with the Nominating and Corporate Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.	Annual Performance Evaluation

The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This assessment will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and on areas in which the Board or management believes that the Board could improve.

Appendix B

Audit Committee Charter

Purpose

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations and the code of conduct. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management.

While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. This is the responsibility of management and the independent auditor. Except as otherwise provided herein, it is not the duty of the audit committee to conduct investigations or to assure compliance with laws and regulations and the company’s internal policies.

Authority

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and non-audit services.

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees—all of whom are directed to cooperate with the committee’s requests—or external parties.

•	Meet with company officers, independent auditors, or outside counsel, as necessary.

Composition

The audit committee will consist of at least three members of the board of directors. The board or its nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent of management and financially literate pursuant to the applicable rules and regulations of the federal securities laws and the New York Stock Exchange, as interpreted by the board in its business judgment. At least one member shall be designated as the “financial expert,” as defined by applicable regulation.

Meetings

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Responsibilities

The committee will carry out the following responsibilities:

Financial Statements

•	Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements. The committee shall review regular reports from the independent auditor on the critical policies and practices of the company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•	Review with the independent auditors the results of the audit, any audit problems or difficulties encountered and management’s response to such problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•	The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the company’s Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

Internal Control

•	Consider the effectiveness of the company’s internal control system, including information technology security and control.

•	Understand the scope of internal and independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

•	Review with management and the chief audit executive the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

•	Review the effectiveness of the internal audit function.

•	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

Independent Auditors

•	Review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors.

•	Review and confirm the independence of the independent auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors.

•	Review a report by the independent auditors describing any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent auditors carried out by the firm, and any steps taken to deal with any such issues.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	On a regular basis, meet separately with the independent auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the board of directors about committee activities, issues, and related recommendations.

•	Provide an open avenue of communication between internal audit, the independent auditors, and the board of directors.

•	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

•	On a regular basis, meet separately with management to discuss any matters that the committee or management believe should be discussed privately.

•	Perform other activities related to this charter as requested by the board of directors. Institute and oversee special investigations as needed.

•	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

•	Discuss the company’s policies with respect to risk assessment and risk management including the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

•	Evaluate the committee’s and individual members’ performance on an annual basis.

Appendix C

Compensation Committee Charter

Purpose

The purpose of the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of WellCare Health Plans, Inc. (the “Corporation”) is (i) to discharge the Board’s responsibilities relating to compensation of the Corporation’s directors and executive officers, (ii) to review and recommend to the Board compensation plans, policies and benefit programs, as well as approve individual executive officer compensation, and (iii) to prepare the report on executive compensation required to be included in the Corporation’s annual proxy statement.

Appointment, Composition and Term of Office

The members of the Committee shall be appointed by the Board based on nominations recommended by the Corporation’s Nominating and Corporate Governance Committee.

The Committee will consist of not fewer than three members, each of whom shall be a director who satisfies the independence requirements of the New York Stock Exchange (the “NYSE”) Listed Company Manual, as interpreted by the Board in its business judgment. Additionally, no director may serve unless that director (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”).

One member shall serve as Chairperson of the Committee. Each member of the Committee shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. Members of the Committee may be removed or replaced by the Board.

Committee Meetings—Operating Principles

•	The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case at least once each year.

•	Meetings of the Committee may be called as needed by the Committee Chairperson, the Chairperson of the Board or the Chief Executive Officer.

•	The Chairperson will preside, when present, at all meetings of the Committee. The Committee may meet by telephone or videoconference and may take action by written consent.

•	The Committee shall have the right to retain and terminate compensation consultants to assist in the evaluation of director, Chief Executive Officer or executive officer compensation, including the sole authority to approve the consultant’s fees and negotiate retention terms in connection therewith.

•	The Committee shall have the authority to obtain advice and assistance from any officer or employee of the Corporation or from any outside legal expert or other advisor.

•	The Committee may request that members of management or outside consultants and advisors of the Committee be present to assist the Committee in performing its duties.

•	Minutes of each meeting will be kept and distributed to the entire Committee.

•

The Committee may form, and where legally permissible may delegate authority to, subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible, the Committee may also delegate authority to committees

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consisting of employees when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans.

Compensation/Employee Benefits Responsibilities

The Committee shall perform the following functions:

•	Provide oversight and guidance for compensation and benefit programs for all employees of the Corporation.

•	Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and have the sole authority to determine the Chief Executive Officer’s compensation level based on this evaluation. This includes salary, annual incentive and long-term incentive programs, whether stock or cash, and determinations relating to the deductibility of compensation under Section 162(m) of the Code. In determining the long-term incentive component of Chief Executive Officer compensation, the Committee should consider the company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

•	Review and approve other significant terms of employment for the Chief Executive Officer.

•	Review and approve the compensation, including base salary and incentive awards and other significant terms of employment, for individuals reporting directly to the Chief Executive Officer and holding a position classified as Senior Vice President or higher (together with the Chief Executive Officer, “Senior Management”).

•	Review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

•	Confer, as needed, with the Vice President, Human Resources on compensation and benefit matters.

•	Review the performance of the individual members of Senior Management.

•	Review and make recommendations to the Board on matters concerning the directors’ annual retainer, as well as any other compensation programs relating to the Board.

•	Prepare the report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with applicable rules and regulations.

•	Exercise any fiduciary, administrative or other function assigned to the Committee under any of the Corporation’s health, benefit or welfare plans.

•	Review and make recommendations to the Board, or approve, any contracts or other transactions with current or former executive officers of the Corporation, including consulting arrangements, employment contracts, change-in-control agreements, severance agreements or termination arrangements, and loans to employees made or guaranteed by the Company.

Other Responsibilities

•	Report to the full Board all significant items discussed by the Committee, as the Committee deems appropriate.

•	Recommend changes to this Charter to the full Board as appropriate.

•	Take such further actions or provide such further advice as the full Board may from time to time delegate to the Committee.

•	Conduct an annual performance evaluation of the Committee.

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Appendix D

Nominating and Corporate Governance Committee Charter

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) of the board of directors (the “Board”) of WellCare Health Plans, Inc. (the “Corporation”) is responsible for matters relating to the organization and membership of the Board, and for other issues relating to the Corporation’s corporate governance.

Appointment, Composition and Term of Office

The members of the Committee shall be appointed by the Board based on nominations recommended by the Committee.

The Committee will consist of not fewer than three members each of whom shall be a director who satisfies the independence requirements of the New York Stock Exchange (the “NYSE”) Listed Company Manual, as interpreted by the Board in its business judgment.

One member shall serve as Chairperson of the Committee. Each member of the Committee shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. Members of the Committee may be removed or replaced by the Board.

Committee Meetings—Operating Principles

•	The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case at least once each year.

•	Meetings of the Committee may be called as needed by the Committee Chairperson, the Chairperson of the Board or the Chief Executive Officer.

•	The Chairperson will preside, when present, at all meetings of the Committee. The Committee may meet by telephone or videoconference and may take action by written consent.

•	The Committee shall have the sole right to retain and terminate search firms and consultants to assist in the identification and evaluation of director candidates, including the sole authority to approve search firm fees and negotiate retention terms in connection therewith.

•	The Committee shall have the authority to obtain advice and assistance from any officer or employee of the Corporation or from any outside legal expert or other advisor.

•	The Committee may request that members of management or outside consultants and advisors of the Committee be present to assist the Committee in performing its duties.

•	Minutes of each meeting will be kept and distributed to the entire Committee.

•	The Committee may form, and where legally permissible may delegate authority to, subcommittees when the Committee deems it appropriate or desirable.

Nominating and Corporate Governance Responsibilities

The Committee shall perform the following functions:

•	Develop and recommend to the full Board a set of corporate governance principles applicable to the Corporation, review such principles annually and recommend any modifications thereto.

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•	Consider corporate governance issues that may arise from time to time and make recommendations to the Board with respect thereto.

•	Identify and review the qualifications of prospective nominees for director, consistent with criteria approved by the Board; recommend the slate of nominees for inclusion in the Corporation’s proxy statement and presentation to the Stockholders at the Annual Meeting. In evaluating candidates for nomination to the Board, the Committee may take into consideration such factors and criteria as it deems appropriate, including judgment, skill, integrity, reputation, diversity and business and other experience. In addition, the Committee shall take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NYSE.

•	Review the performance of the Board annually and the performance of Board members before nominating them for re-election.

•	Periodically review the composition of the full Board to determine whether additional Board members with different qualifications or areas of expertise are needed to further enhance the composition of the Board and work with management in attracting candidates with those qualifications.

•	Periodically review all standing or any ad hoc committees and recommend to the full Board, as appropriate, changes in number, function or composition of committees. In evaluating candidates for nomination to committees of the Board, the Committee may take into consideration such factors or criteria that the Committee deems appropriate, including his or her judgment, skill, integrity, and business or other experience. In addition, the Committee shall take into account the applicable requirements for members of committees of boards of directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NYSE.

•	Oversee the evaluation of management at least annually and as circumstances otherwise dictate.

•	Review and make recommendations to the full Board with respect to succession planning.

•	Periodically review the Corporation’s director and officer liability insurance coverage.

•	Confer, as appropriate, with the General Counsel on matters of corporate governance.

•	Consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

Other Responsibilities

•	Report to the full Board all significant items discussed by the Committee, as the Committee deems appropriate.

•	Recommend changes to this Charter to the full Board as appropriate.

•	Take such further actions or provide such further advice as the full Board may from time to time delegate to the Committee.

•	Conduct an annual performance evaluation of the Committee.

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Appendix E

WellCare Health Plans, Inc.

2005 Employee Stock Purchase Program

WELLCARE HEALTH PLANS, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide an incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Applicable Percentage” means, with respect to each Offering Period, ninety-five percent (95%), unless and until such Applicable Percentage is increased or decreased by the Committee, in its sole discretion, provided that any such increase or decrease in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 15 of the Plan or, if no such Committee is appointed, the Board.

(e) “Common Stock” means the Company’s common stock, par value $0.01 per share.

(f) “Company” means WellCare Health Plans, Inc., a Delaware corporation.

(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(j) “Employee” means any employee of the Company or a Designated Subsidiary. However, the term Employee shall not include the Chief Executive Officer, the President, any Senior Vice President, Medical Director, Vice President or any regional president, vice president, chief operating officer or similar position or any other Officers of the Company, provided such employee is considered a “highly compensated employee” within the meaning of Code Section 414(q), taking into account the application of Code Section 414(q)(1)(B)(ii) for the preceding year.

(k) “Entry Date” means the First Offering Date, and thereafter, with respect to each eligible Employee, the date on which the eligible Employee files an enrollment agreement with the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last Trading Day of each Offering Period.

(n) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

(o) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(p) “First Offering Date” means the first Trading Day on or after January 1, 2005.

(q) “Offering Date” means the first Trading Day of each Offering Period.

(r) “Offering Period” means, subject to adjustment as provided in Section 4(b), the quarterly periods during which the Company’s Common Stock will be offered under the Plan, beginning on each Trading Day on or after each January 1, April 1, July 1 and October 1 and ending on the last Trading Day on or before the immediately following March 31, June 30, September 30 or December 31 of each year while the Plan is in effect. The initial Offering Period shall be the period beginning on the First Offering Date and ending on the last Trading Day on or before March 31, 2005.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.

(u) “Plan” means this WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan.

(v) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(w) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(x) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

3. Eligibility.

(a) First Offering Date. Any Employee who has completed at least one (1) month of employment with the Company or any Subsidiary as of the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

(b) Subsequent Offering Periods. Any Employee who has completed at least one (1) month of employment with the Company or any Subsidiary shall be eligible to become a Participant as of any subsequent Entry Date under the Plan.

4. Offering Periods.

(a) In General. The Plan shall generally be implemented by a series of successive Offering Periods, with purchases of Common Stock occurring on each Exercise Date.

(b) Changes by Committee. The Committee shall have the power to make changes to the duration and/or the frequency of Offering Periods with respect to future offerings, if any such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. In addition, the Committee may shorten the duration of any Offering Period then in progress, if such change is announced at least thirty (30) days prior to the date on which the Committee proposes that the Offering Period terminate.

5. Participation.

(a) Entry Dates. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company.

6. Plan Contributions.

(a) Contribution by Payroll Deduction. Except as otherwise authorized or required by the Committee, all contributions to the Plan shall be made only by payroll deductions. The Committee may, but need not, permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 10% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant; provided, however, that no Participant’s Plan Contributions may total more than $3,000 in any one calendar year.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Participant’s Entry Date.

(d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the Exercise Date of an Offering Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

(e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Offering Period. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the earliest administratively practicable payroll period that begins on or after the date the Company receives the new enrollment agreement. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

7. Grant of Option.

(a) Shares of Common Stock Subject to Option. On each Offering Date, subject to the limitations set forth in Section 6(b), Section 7(d), and this Section 7(a), a Participant shall be granted an option to purchase on the Exercise Date of the Offering Period (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that the maximum number of shares a Participant may purchase on any Exercise Date shall be 500.

(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, (ii) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (iii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means.

(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

8. Exercise of Options.

(a) Automatic Exercise. A Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. No fractional shares shall be purchased for any Participant’s account. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall remain in the Participant’s account, and be carried over to the next Offering Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

9. Issuance of Shares.

(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option.

(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

10. Participant Accounts.

(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b) Participant Account Statements. Statements of account will be given to Participants from time to time, which statements will set forth the amounts of payroll deductions, the per share purchase price(s), the number of shares purchased and the remaining cash balance, if any.

(c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Exercise Date, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a).

11. Designation of Beneficiary.

(a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b) Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13. Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to this Section 13(b) shall again be eligible to participate in the Plan as of the beginning of the Offering Period following the Offering Period during which the Former Participant withdrew. The Former Participant must submit a new enrollment agreement in order to again become a Participant as of that date.

(c) Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate.

14. Common Stock Available under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 387,714 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) Adjustments Upon Changes in Capitalization; Corporate Transactions.

i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15. Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

16. Amendment, Suspension and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five (5) business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least twenty (20) business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

ii. such date as is determined by the Board in its discretion; or

iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the approval of the Plan by the Company’s stockholders.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20. Applicable Law. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent (if any) superseded by the laws of the United States.

21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

23. Limitation of Discretion. Notwithstanding any provision of the Plan to the contrary, in no event shall the Committee have the authority to amend, change or modify the Plan in a way that would provide that (i) the Applicable Percentage be less than 85%, or (ii) the Offering Period would extend for a duration beyond (a) five (5) years if the Exercise Price is based on the Fair Market Value of a share of Common Stock on the Exercise Date or (b) twenty-seven (27) months if the Exercise Price is based on a value other than the Fair Market Value of a share of Common Stock on the Exercise Date.

PROXY	WELLCARE HEALTH PLANS, INC.	PROXY

PROXY FOR 2005 ANNUAL MEETING ON JUNE 15, 2005 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd S. Farha, Chief Executive Officer, and Thaddeus Bereday, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of WellCare Health Plans, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2005 Annual Meeting to be held at the Renaissance Centre, 8735 Henderson Road, Tampa, Florida 33634, on June 15, 2005, at 10:00 a.m. and at any adjournment or postponement thereof.

1.	Election of Directors

Nominees for Class I Directors:	FOR Todd S. Farha	WITHHOLD AUTHORITY to vote for Todd S. Farha
	FOR Regina Herzlinger	WITHHOLD AUTHORITY to vote for Regina Herzlinger
	FOR Kevin Hickey	WITHHOLD AUTHORITY to vote for Kevin Hickey

2.	Approval of the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN

3.	Ratification of Deloitte & Touche LLP as Independent Registered Accounting Firm for Fiscal Year 2005.

FOR	AGAINST	ABSTAIN

4.	As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

The directors recommend a vote FOR items 1, 2 and 3.

(Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

VOTE BY PROXY CARD: Date, sign and return to Proxy Services, EquiServe, PO Box 43010, Providence, RI 02940-3010.

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)	Dated	, 2005

Signature of Stockholder(s)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS.